Filed electronically with the Securities and Exchange Commission on April 30, 2026
1940 Act File No. 811-06698
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
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Amendment No. 41
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DEUTSCHE DWS EQUITY 500 INDEX PORTFOLIO
(Exact Name of Registrant as Specified in Charter)
875 Third Avenue, New York, NY  10022-6225
(Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code: (212) 454-4500

John Millette
Vice President and Secretary
DEUTSCHE DWS EQUITY 500 INDEX PORTFOLIO
100 Summer Street
Boston, MA 02110-2146
(Name and Address of Agent for Service)
Copy to: John S. Marten Vedder Price P.C. 222 North LaSalle Street Chicago, IL 60601-1104
EXPLANATORY NOTE
This Amendment to the Registration Statement of Deutsche DWS Equity 500 Index Portfolio (the “Portfolio”) on Form N-1A (the “Registration Statement”) has been filed by the Portfolio pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”). However, beneficial interests in the Portfolio are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. The Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Portfolio.
Potential investors to whom an offer of beneficial interests is made (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind, the US federal income tax consequences of an investment in the Portfolio as described in this Registration Statement and in all other materials of any kind (including tax opinions or other tax analyses) that are provided to such person by, or on behalf of, the Portfolio in connection with an investment in the Portfolio.

Private Offering Memorandum - Part A
April 30, 2026

Deutsche DWS Equity 500 Index Portfolio

THE SECURITIES DESCRIBED IN THIS MEMORANDUM ARE OFFERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE ”1933 ACT“), AND HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC). LIKE SHARES OF ALL MUTUAL FUNDS, THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
NO RESALE OF SHARES MAY BE MADE UNLESS THE SHARES ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS CONFIDENTIAL PRIVATE OFFERING MEMORANDUM HAS BEEN PREPARED ON A CONFIDENTIAL BASIS SOLELY FOR THE INFORMATION OF THE RECIPIENT AND MAY NOT BE REPRODUCED, PROVIDED TO OTHERS OR USED FOR ANY OTHER PURPOSE.
NO PERSON HAS BEEN AUTHORIZED TO MAKE REPRESENTATIONS OR GIVE ANY INFORMATION WITH RESPECT TO THE SHARES, EXCEPT THE INFORMATION CONTAINED HEREIN OR IN THE TRUST’S REGISTRATION STATEMENT FILED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”).

Deutsche DWS Equity 500 Portfolio (the “Portfolio”)
Responses to Items 1, 2, 3, 4 and 13 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.
Item 5. Management
Investment Advisor
DWS Investment Management Americas, Inc. (“DIMA” or the “Advisor”) is the Portfolio’s investment adviser.
Subadvisor
Northern Trust Investments, Inc.
Portfolio Manager(s)
Chris J. Jaeger. Senior Vice President of Northern Trust Investments, Inc. Portfolio Manager of the Portfolio. Began managing the Portfolio in 2024.
Michael Gleeman, CFA. Vice President of Northern Trust Investments, Inc. Portfolio Manager of the Portfolio. Began managing the Portfolio in 2024.
Item 6. Purchase and Sale of Portfolio Shares
Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act. There is no minimum initial or subsequent investment in the Portfolio. An investor in the Portfolio may withdraw all or any portion of its investment at the net value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio.
Beneficial interests in the Portfolio are redeemable on any day the Portfolio is open. The Portfolio is generally open on days when the New York Stock Exchange (“NYSE”) is open for regular trading.
Item 7. Tax Information
The Portfolio is expected to be treated as a partnership for US federal income tax purposes. As a partnership, the Portfolio is not subject to US federal income tax. Instead, in computing its US federal income tax liability, each investor in the Portfolio will be required to take into account its distributive share of items of Portfolio income, gain, loss, deduction, credit, and tax preference for each taxable year substantially as though such items had been realized directly by the investor and without regard to whether the Portfolio has distributed or will distribute any amount to its investors. The Portfolio is not required and generally does not expect to make distributions (other than distributions in redemption of Portfolio interests) to its investors. As a result, an investor could recognize taxable income from the Portfolio in a taxable year in excess of actual non-liquidating cash distributions (if any) made by the Portfolio for that year. Investors that intend to be treated as regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), may be required to redeem Portfolio interests in order to obtain sufficient cash to meet distribution requirements for such treatment and to avoid an entity-level tax.
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Item 8. Financial Intermediary Compensation
Not Applicable.
Item 9. Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings
Investment Objective
The investment objective of the Portfolio is to seek to replicate, as closely as possible, before expenses, the performance of the S&P 500® Index, an index that emphasizes stocks of US companies with large market capitalizations. The Portfolio invests for capital appreciation, not income; any dividend and interest income is incidental to the pursuit of its objective. The investment objective of the Portfolio may be changed without shareholder approval.
Principal Investment Strategies
Main investments. Under normal circumstances, the Portfolio intends to invest at least 80% of assets, determined at the time of purchase, in stocks of companies included in the S&P 500® Index and in derivative instruments, such as futures contracts and options, that provide exposure to the stocks of companies in the index (see “Derivatives” subsection). The Portfolio’s securities are weighted to attempt to make the Portfolio’s total investment characteristics similar to those of the index as a whole. The Portfolio may also hold short-term debt securities and money market instruments.
Due to regulatory changes, effective June 11, 2026, the Portfolio will replace the 80% investment policy and related disclosures set forth in this prospectus. Specifically, effective June 11, 2026, under normal circumstances, the Portfolio invests at least 80% of net assets, plus the amount of any borrowings for investment purposes, in stocks of companies included in the S&P 500® Index and in derivative instruments, such as futures contracts and options, that provide exposure to the stocks of companies in the index (see “Derivatives” subsection). Derivatives instruments that provide exposure to the investments above or exposure to one or more market risk factors associated with such investments are included in the Portfolio’s 80% investment policy, consistent with the Portfolio’s investment policies and limitations with respect to investments in derivatives.
The S&P 500® Index is a well-known stock market index that includes common stocks of 500 companies representing a significant portion of the market value of all stocks publicly traded in the US. Stocks in the S&P 500® Index are weighted according to their total market value. The Portfolio is not sponsored, endorsed, sold or promoted by the S&P Dow Jones Indices, Dow Jones, S&P Global (S&P), or any of their respective affiliates. While the market capitalization range of the S&P 500® Index changes throughout the year, as of February 28, 2026, the market capitalization range of the S&P 500® Index was between $6.69 billion and $4.3 trillion. Under normal circumstances, the S&P 500® Index is rebalanced quarterly on the third Friday of March, June, September and December. The Portfolio rebalances its portfolio in accordance with the S&P 500® Index, and, therefore, any changes to the S&P 500® Index’s rebalance schedule will result in corresponding changes to the Portfolio’s rebalance schedule.
Management process. Portfolio management uses quantitative analysis techniques to structure the Portfolio to seek to obtain a high correlation to the index while seeking to keep the Portfolio as fully invested as possible in all market environments. Portfolio management seeks a long-term correlation between Portfolio performance, before expenses, and the index of 98% or better (perfect correlation being 100%). Portfolio management uses an optimization strategy, buying the largest stocks in the index in approximately the same proportion they represent in the index, then investing in a statistically selected sample of the smaller securities found in the index.
Portfolio management’s optimization process is intended to produce a portfolio whose industry weightings, market capitalizations and fundamental characteristics (price-to-book ratios, price-to-earnings ratios, debt-to-asset ratios and dividend yields) closely replicate those of the index. This approach attempts to maximize the Portfolio’s liquidity and returns while minimizing its costs.
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Portfolio management may limit or avoid exposure to any stock in the index if it believes the stock is illiquid or that extraordinary conditions have cast doubt on its merits. Conversely, portfolio management may gain exposure to a stock not included in the index when it believes such exposure is consistent with the Portfolio's goal (for example, in anticipation of a stock being added to the index).
Index investing versus active management. Active management involves portfolio management buying and selling securities based on research and analysis. Unlike for a fund that is actively managed, portfolio management of an index fund tries to replicate the performance of a target index by holding either all, or a representative sample, of the securities in the index.
The Portfolio may become “non-diversified,” as defined under the Investment Company Act of 1940, as amended, solely as a result of a change in relative market capitalization or index weighting of one or more constituents of the index that the Portfolio is designed to track. Shareholder approval will not be sought when the Portfolio crosses from diversified to non-diversified status under such circumstances.
Derivatives. The Portfolio may invest in derivatives, which are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. In particular, portfolio management may use futures contracts to keep cash on hand to meet shareholder redemptions or for other needs while maintaining exposure to the stock market.
The Portfolio may also use other types of derivatives (i) for hedging purposes; (ii) for risk management; or (iii) as a substitute for direct investment in a particular asset class or to keep cash on hand to meet shareholder redemptions.
Securities lending. The Portfolio may lend securities (up to one-third of total assets) to approved institutions, such as registered broker-dealers, pooled investment vehicles, banks and other financial institutions. In connection with such loans, the Portfolio receives liquid collateral in an amount that is based on the type and value of the securities being lent, with riskier securities generally requiring higher levels of collateral.
Main Risks
There are several risk factors that could hurt the Portfolio’s performance, cause you to lose money or cause the Portfolio’s performance to trail that of other investments.
The Portfolio may not achieve its investment objective, and is not intended to be a complete investment program. An investment in the Portfolio is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
Stock market risk. When stock prices fall, you should expect the value of your investment to fall as well. Stock prices can be hurt by poor management on the part of the stock’s issuer, shrinking product demand and other business risks, such as rapid technological developments or widespread adoption of emerging technologies (such as artificial intelligence) impacting the issuer’s competitive position, cybersecurity incidents, financial leverage and labor and supply shortages. These may affect single companies as well as groups of companies. The market as a whole may not favor the types of investments the Portfolio makes, which could adversely affect a stock’s price, regardless of how well the company performs, or the Portfolio’s ability to sell a stock at an attractive price. There is a chance that stock prices overall will decline because stock markets tend to move in cycles, with periods of rising and falling prices. Events in the US and global financial markets, including actions taken by the US Federal Reserve or foreign central banks to stimulate or stabilize economic growth, may at times result in unusually high market volatility which could negatively affect performance. High market volatility may also result from significant shifts in momentum of one or more specific stocks due to unusual increases or decreases in trading activity. Momentum can change quickly, and securities subject to shifts in momentum may be more volatile than the market as a whole and returns on such securities may drop precipitously. To the extent that the Portfolio invests in a particular geographic region, capitalization or sector, the Portfolio’s performance may be affected by the general performance of that region, capitalization or sector.
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Market disruption risk. Economies and financial markets throughout the world have become increasingly interconnected, which has increased the likelihood that events or conditions in one country or region will adversely impact markets or issuers in other countries or regions. This includes reliance on global supply chains that are susceptible to disruptions resulting from, among other things, war and other armed conflicts, tariffs, extreme weather events, and natural disasters. Such supply chain disruptions can lead to, and have led to, economic and market disruptions that have far-reaching effects on financial markets worldwide. The value of the Portfolio’s investments may be negatively affected by adverse changes in overall economic or market conditions, such as the level of economic activity and productivity, unemployment and labor force participation rates, inflation or deflation (and expectations for inflation or deflation), interest rates, demand and supply for particular products or resources including labor, debt levels and credit ratings, and trade policies, among other factors. Such adverse conditions may contribute to an overall economic contraction across entire economies or markets, which may negatively impact the profitability of issuers operating in those economies or markets. In addition, geopolitical and other globally interconnected occurrences, including war and other armed conflicts, terrorism, economic uncertainty or financial crises, contagion, tariffs and trade disputes, government debt crises (including defaults or downgrades) or uncertainty about government debt payments, government shutdowns, public health crises, natural disasters, supply chain disruptions, climate change and related events or conditions, have led, and in the future may lead, to disruptions in the US and world economies and markets, which may increase financial market volatility and have significant adverse direct or indirect effects on the Portfolio and its investments. Ongoing trade disputes between the United States and other countries may lead to tariffs and investment restrictions, negatively impacting affected companies and their securities. These disputes can also harm the economies of the United States and its trading partners, as well as financial markets overall. Adverse market conditions or disruptions could cause the Portfolio to lose money, experience significant redemptions, and encounter operational difficulties. Although multiple asset classes may be affected by adverse market conditions or a particular market disruption, the duration and effects may not be the same for all types of assets.
Current military and other armed conflicts in various geographic regions, including those in Europe and the Middle East, among others, can lead to, and have led to, economic and market disruptions, which may not be limited to the geographic region in which the conflict is occurring. Such conflicts can also result, and have resulted in some cases, in sanctions being levied by the United States, the European Union and/or other countries against countries or other actors involved in the conflict. In addition, such conflicts and related sanctions can adversely affect regional and global energy, commodities, financial and other markets and thus could affect the value of the Portfolio's investments. The extent and duration of any military or other armed conflict, related sanctions and resulting economic and market disruptions are impossible to predict, but could be substantial.
Other market disruption events include pandemic spread of viruses, such as the novel coronavirus known as COVID-19, which have caused significant uncertainty, market volatility, decreased economic and other activity, increased government activity, including economic stimulus measures, and supply chain disruptions, and may adversely affect the Portfolio and its investments.
In addition, markets are becoming increasingly susceptible to disruption events resulting from the use of new and emerging technologies, such as artificial intelligence, to engage in cyber-attacks or to take over the Web sites and/or social media accounts of companies, governmental entities or public officials, or to otherwise pose as or impersonate such, which then may be used to disseminate false or misleading information that can cause volatility in financial markets or for the securities of a particular company, group of companies, industry or other class of assets.
Adverse market conditions or particular market disruptions, such as those discussed above, may magnify the impact of each of the other risks described in this “MAIN RISKS” section and may increase volatility in one or more markets in which the Portfolio invests leading to the potential for greater losses for the Portfolio.
Passive investing risk. Unlike a fund that is actively managed, in which portfolio management buys and sells securities based on research and analysis, the Portfolio invests in securities included in, or representative of, the index, regardless of their investment merits. Because the Portfolio is designed to maintain a high level of exposure to the index at all times, portfolio management generally will not buy or sell a security unless the security is added or removed, respectively, from the index, and will not take any steps to invest defensively or otherwise reduce the risk of loss during market downturns.
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Index-related risk. The Portfolio seeks to replicate, as closely as possible, before the deduction of expenses, the performance of the index as published by the index provider. There is no assurance that the index provider will compile the index accurately, or that the index will be determined, composed or calculated accurately. Market disruptions could cause delays in the index’s rebalancing schedule. During any such delay, it is possible that the index and, in turn, the Portfolio will deviate from the index’s stated methodology and therefore experience returns different than those that would have been achieved under a normal rebalancing schedule. Generally, the index provider does not provide any warranty, or accept any liability, with respect to the quality, accuracy or completeness of the index or its related data, and does not guarantee that the index will be in line with its stated methodology. Errors in the index data, the index computations and/or the construction of the index in accordance with its stated methodology may occur from time to time and may not be identified and corrected by the index provider for a period of time or at all, which may have an adverse impact on the Portfolio and its shareholders. The Advisor and its affiliates do not provide any warranty or guarantee against such errors. Therefore, the gains, losses or costs associated with the index provider’s errors will generally be borne by the Portfolio and its shareholders.
Tracking error risk. The Portfolio may be subject to tracking error, which is the divergence of the Portfolio’s performance from that of the index. The performance of the Portfolio may diverge from that of the index for a number of reasons, including operating expenses, transaction costs, cash flows and operational inefficiencies. The Portfolio’s return also may diverge from the return of the index because the Portfolio bears the costs and risks associated with buying and selling securities (especially when rebalancing the Portfolio’s securities holdings to reflect changes in the index) while such costs and risks are not factored into the return of the index. Market disruptions and regulatory restrictions could have an adverse effect on the Portfolio’s ability to adjust its exposure in order to track the index. To the extent that portfolio management uses a representative sampling approach (investing in a representative selection of securities included in the index rather than all securities in the index), such approach may cause the Portfolio’s return to not be as well correlated with the return of the index as would be the case if the Portfolio purchased all of the securities in the index in the proportions represented in the index. In addition, the Portfolio may not be able to invest in certain securities included in the index, or invest in them in the exact proportions in which they are represented in the index, due to legal restrictions or limitations imposed by the governments of certain countries, a lack of liquidity in the markets in which such securities trade, potential adverse tax consequences or other reasons. To the extent the Portfolio calculates its net asset value based on fair value prices and the value of the index is based on market prices (i.e., the value of the index is not based on fair value prices), the Portfolio’s ability to track the index may be adversely affected. Tracking error risk may also be heightened during times of increased market volatility or other unusual market conditions. For tax purposes, the Portfolio may sell certain securities, and such sale may cause the Portfolio to recognize a taxable gain or a loss and deviate from the performance of the index. In light of the factors discussed above, the Portfolio’s return may deviate significantly from the return of the index.
The need to comply with the tax diversification and other requirements of Subchapter M of the Code, relating to regulated investment companies, may also impact the Portfolio’s ability to replicate the performance of the index. In addition, if the Portfolio utilizes derivative instruments or holds other instruments that are not included in the index, the Portfolio’s return may not correlate as well with the return of the index as would be the case if the Portfolio purchased all the securities in the index directly. Actions taken in response to proposed corporate actions could result in increased tracking error.
Large-sized companies risk. Returns on investments in securities of large companies could trail the returns on investments in securities of smaller and medium-sized companies. Larger companies may be unable to respond as quickly as smaller and medium-sized companies to competitive challenges or to changes in business, product, financial or other market conditions. Larger companies may not be able to maintain growth at the high rates that may be achieved by well-managed smaller and medium-sized companies. During different market cycles, the performance of large-capitalization companies has trailed the overall performance of the broader securities markets.
Derivatives risk. Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other more traditional investments. Risks associated with derivatives may include the risk that the derivative is not well correlated with the underlying asset, security or index to which it relates; the risk that derivatives may result in losses or missed opportunities; the risk that the Portfolio will be unable to sell the derivative because of an illiquid secondary market; the risk that a counterparty is unwilling or unable to meet its obligation, which
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risk may be heightened in derivative transactions entered into “over-the-counter” (i.e., not on an exchange or contract market); and the risk that the derivative transaction could expose the Portfolio to the effects of leverage, which could increase the Portfolio's exposure to the market and magnify potential losses.
There is no guarantee that derivatives, to the extent employed, will have the intended effect, and their use could cause lower returns or even losses to the Portfolio. The use of derivatives by the Portfolio to hedge risk may reduce the opportunity for gain by offsetting the positive effect of favorable price movements.
Securities lending risk. Securities lending involves the risk that the Portfolio may lose money because the borrower of the loaned securities fails to return the securities in a timely manner or at all. A delay in the recovery of loaned securities could interfere with the Portfolio’s ability to vote proxies or settle transactions. Delayed settlement may limit the ability of the Portfolio to reinvest the proceeds of a sale of securities or prevent the Portfolio from selling securities at times that may be appropriate to track the index. The Portfolio could also lose money in the event of a decline in the value of the collateral provided for the loaned securities, or a decline in the value of any investments made with cash collateral or even a loss of rights in the collateral should the borrower of the securities fail financially while holding the securities.
Counterparty risk. A financial institution or other counterparty with whom the Portfolio does business, or that underwrites, distributes or guarantees any investments or contracts that the Portfolio owns or is otherwise exposed to, may decline in financial health and become unable to honor its commitments. This could cause losses for the Portfolio or could delay the return or delivery of collateral or other assets to the Portfolio.
Liquidity risk. In certain situations, it may be difficult or impossible to sell an investment and/or the Portfolio may sell certain investments at a price or time that is not advantageous in order to meet redemption requests or other cash needs. Unusual market conditions, such as an unusually high volume of redemptions or other similar conditions could increase liquidity risk for the Portfolio.
This risk can be ongoing for any security that does not trade actively or in large volumes, for any security that trades primarily on smaller markets, and for investments that typically trade only among a limited number of large investors (such as certain types of derivatives or restricted securities). In unusual market conditions, even normally liquid securities may be affected by a degree of liquidity risk (i.e., if the number and capacity of traditional market participants is reduced). This may affect only certain securities or an overall securities market.
Pricing risk. If market conditions make it difficult to value some investments, the Portfolio may value these investments using more subjective methods and the value determined for an investment may be materially different from the value realized upon such investment’s sale. As a result, you could pay more than the market value when buying Portfolio interests or receive less than the market value when selling Portfolio interests.
Secondary markets may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may prevent the Portfolio from being able to realize full value and thus sell a security for its full valuation. This could cause a material decline in the Portfolio’s net value.
Non-diversification risk. At any given time the Portfolio may be classified as “non-diversified” and may invest a larger percentage of its assets in securities of a few issuers or a single issuer than that of a diversified fund. As a result, the Portfolio may be more susceptible to the risks associated with these particular issuers, or to a single economic, political or regulatory occurrence affecting these issuers. This may increase the Portfolio’s volatility and cause the performance of a relatively smaller number of issuers to have a greater impact on the Portfolio’s performance.
Operational and technology risk. The Portfolio and the entities with which it interacts directly or indirectly, including the Portfolio’s service providers and counterparties, issuers of securities held by the Portfolio and other market participants, are susceptible to operational and technology risks, including those related to human errors, processing errors, communication errors, system failures, cybersecurity incidents, and the use of artificial intelligence, among others, which may impair the Portfolio’s operations and/or result in losses for the Portfolio. For example, the Portfolio’s or its service providers’ assets or sensitive or confidential information may be misappropriated, data may be corrupted and operations may
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be disrupted (e.g., cyber-attacks, operational failures or broader disruptions may cause the release of private shareholder information or confidential Portfolio information, interfere with the processing of shareholder transactions, impact the ability to calculate the Portfolio’s net value and impede trading). Market events and disruptions also may trigger a volume of transactions that overloads current information technology and communication systems and processes, impacting the ability to conduct the Portfolio’s operations.
While the Portfolio and its service providers may establish business continuity and other plans and processes that seek to address the possibility of and fallout from cyber-attacks, disruptions or failures, there are inherent limitations in such plans and systems, including that they do not apply to third parties, such as Portfolio counterparties, issuers of securities held by the Portfolio or other market participants, as well as the possibility that certain risks have not been identified or that unknown threats may emerge in the future and there is no assurance that such plans and processes will be effective. Among other situations, disruptions (for example, pandemics or health crises) that cause prolonged periods of remote work or significant employee absences at the Portfolio’s service providers could impact the ability to conduct the Portfolio’s operations. In addition, the Portfolio cannot directly control any cybersecurity plans and systems, including artificial intelligence, put in place by its service providers, Portfolio counterparties, issuers of securities held by the Portfolio or other market participants.
Cyber-attacks may include unauthorized attempts by third parties to improperly access, modify, disrupt the operations of, or prevent access to the systems of the Portfolio’s service providers or counterparties, issuers of securities held by the Portfolio or other market participants or data within them. In addition, power or communications outages, acts of god, information technology equipment malfunctions, operational errors, and inaccuracies within software or data processing systems may also disrupt business operations or impact critical data.
Cyber-attacks, disruptions, or failures may adversely affect the Portfolio and its shareholders or cause reputational damage and subject the Portfolio to regulatory fines, litigation costs, penalties or financial losses, reimbursement or other compensation costs, and/or additional compliance costs. In addition, cyber-attacks, disruptions, or failures involving a Portfolio counterparty could affect such counterparty’s ability to meet its obligations to the Portfolio, which may result in losses to the Portfolio and its shareholders. Similar types of operational and technology risks are also present for issuers of securities held by the Portfolio, which could have material adverse consequences for such issuers, and may cause the Portfolio’s investments to lose value. Furthermore, as a result of cyber-attacks, disruptions, or failures, an exchange or market may close or issue trading halts on specific securities or the entire market, which may result in the Portfolio being, among other things, unable to buy or sell certain securities or financial instruments or unable to accurately price its investments.
For example, the Portfolio relies on various sources to calculate its net value. Therefore, the Portfolio is subject to certain operational risks associated with reliance on third party service providers and data sources. Net value calculation may be impacted by operational risks arising from factors such as failures in systems and technology. Such failures may result in delays in the calculation of the Portfolio’s net value and/or the inability to calculate net value over extended time periods. The Portfolio may be unable to recover any losses associated with such failures.
In addition, the development and use of artificial intelligence technologies are expanding rapidly and may be employed by service providers that support the operations of the Portfolio as well as by issuers of securities held by the Portfolio. Artificial intelligence technologies rely on complex algorithms and large data sets, which may produce incomplete, inaccurate, or biased outcomes and lead to errors in decision making, reputational damage, legal or operational challenges, and investment losses negatively affecting the Portfolio. Artificial intelligence technologies and their current and potential future applications, and the regulatory frameworks within which they operate, continue to evolve rapidly, and it is impossible to anticipate the full scope of future impacts such developments may have and the associated risks to the Portfolio.
Other Policies
While the previous pages describe the main points of the Portfolio’s strategy and risks, the following matter is important to know about:
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•
Although major changes tend to be infrequent, the Portfolio’s Board could change the Portfolio's investment objective without seeking shareholder approval. However, the Board will provide shareholders with at least 60 days' notice prior to making any changes to the Portfolio's 80% investment policy as described herein.
For More Information
This prospectus doesn’t tell you about every policy or risk of investing in the Portfolio. See Part B of this Registration Statement for more information on the Portfolio’s allowable securities and investment practices and the characteristics and risks of each one.
Keep in mind that there is no assurance that the Portfolio will achieve its investment objective.
A complete list of the Portfolio’s holdings as of the month-end is posted on dws.com on or after the last day of the following month. Please note that the list of portfolio holdings for the Portfolio is reflected, to the extent applicable, in the list of portfolio holdings for the Portfolio’s “feeder” funds, DWS Equity 500 Index Fund and DWS S&P 500 Index Fund, and is not posted as a separate list. More frequent posting of portfolio holdings information may be made from time to time on dws.com. The posted portfolio holdings information is available by fund (in the case of a “master portfolio” like the Portfolio, such information is available only by feeder fund) and generally remains accessible at least until the date on which the fund files its Form N-CSR or publicly available Form N-PORT with the Securities and Exchange Commission (the “SEC”) for the period that includes the date as of which the posted information is current. In addition, the Portfolio’s top ten equity holdings and other Portfolio information are posted on dws.com (on the feeder fund pages) as of the calendar quarter-end on or after the 10th calendar day following quarter-end. Part B of this Registration Statement includes a description of the Portfolio’s policies and procedures with respect to the disclosure of the Portfolio’s holdings.
Additional Index Information
S&P 500® Index is a capitalization weighted index of 500 stocks. The index is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.
Information regarding the S&P 500® Index. The S&P 500® Index is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”), and has been licensed for use by DIMA. S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by DIMA. It is not possible to invest directly in an index. The Portfolio is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Portfolio or any member of the public regarding the advisability of investing in securities generally or in the Portfolio particularly or the ability of the S&P 500 index to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to DIMA with respect to the S&P 500 index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500 index is determined, composed and calculated by S&P Dow Jones Indices without regard to DIMA of the Portfolio. S&P Dow Jones Indices has no obligation to take the needs of DIMA or the owners of the Portfolio into consideration in determining, composing or calculating the S&P 500 index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the Portfolio or the timing of the issuance or sale of the Portfolio or in the determination or calculation of the equation by which the Portfolio is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the Portfolio. There is no assurance that investment products based on the S&P 500 index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.
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S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY DIMA, OWNERS OF THE PORTFOLIO, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND DIMA, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.
The Advisor does not guarantee the accuracy or the completeness of an index or any data included therein and the Advisor shall have no liability for any errors, omissions or interruptions therein.
The Advisor makes no warranty, express or implied, to the owners of shares of the Portfolio or to any other person or entity, as to results to be obtained by the Portfolio from the use of the index or any data included therein. The Advisor makes no express or implied warranties and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the index or any data included therein. Without limiting any of the foregoing, in no event shall the Advisor have any liability for any special, punitive, direct, indirect or consequential damages (including lost profits) arising out of matters relating to the use of the index, even if notified of the possibility of such damages.
Item 10. Management, Organization and Capital Structure
Who Manages and Oversees the Portfolio
The Investment Advisor
DWS Investment Management Americas, Inc. (“DIMA” or the “Advisor”), with headquarters at 875 Third Avenue, New York, NY 10022, is the investment advisor for the Portfolio. Under the oversight of the Board, the Advisor, or the subadvisor makes investment decisions, buys and sells securities for the Portfolio and conducts research that leads to these purchase and sale decisions. The Advisor is an indirect, wholly-owned subsidiary of DWS Group GmbH & Co. KGaA (“DWS Group”), a separate, publicly-listed financial services firm that is an indirect, majority-owned subsidiary of Deutsche Bank AG. The Advisor and its predecessors have more than 95 years of experience managing mutual funds and provide a full range of global investment advisory services to institutional and retail clients.
DWS represents the asset management activities conducted by DWS Group or any of its subsidiaries, including DIMA, other affiliated investment advisors and DWS Distributors, Inc. (“DDI” or the “Distributor”). DWS is a global organization that offers a wide range of investing expertise and resources, including hundreds of portfolio managers and analysts and an office network that reaches the world’s major investment centers. This well-resourced global investment platform brings together a wide variety of experience and investment insight across industries, regions, asset classes and investing styles.
The Advisor may utilize the resources of its global investment platform to provide investment management services through branch offices or affiliates located outside the US. In some cases, the Advisor may also utilize its branch offices or affiliates located in the US or outside the US to perform certain services, such as trade execution, trade matching and settlement, or various administrative, back-office or other services. To the extent services are performed outside the US, such activity may be subject to both US and foreign regulation. It is possible that the jurisdiction in which the Advisor or its affiliate performs such services may impose restrictions or limitations on portfolio transactions that are different from, and in addition to, those that apply in the US.
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Management Fee
The Advisor receives a management fee from the Portfolio. For the most recent fiscal year, the Portfolio paid a management fee at an annual rate of 0.05% of the Portfolio’s average daily net assets.
A discussion regarding the basis for the Board's approval of the investment management agreement and subadvisory agreement of the Portfolio is contained in the most recent financial statements and other information report for DWS Equity 500 Index Fund for the annual period ended December 31 and the semi-annual period ended June 30.
The Portfolio has a separate administrative services agreement with the Advisor pursuant to which the Portfolio pays the Advisor a fee of 0.03% of the Portfolio’s average daily net assets for certain administrative services.
Subadvisor for the Portfolio
Northern Trust Investments, Inc. (“NTI”), the subadvisor for the Portfolio, is located at 50 South LaSalle Street, Chicago, IL 60603. NTI, a subsidiary of Northern Trust Corporation, is an Illinois State Banking Corporation and an investment adviser registered under the Investment Advisers Act of 1940, as amended. It primarily manages assets for institutional and individual separately managed accounts, investment companies and bank common and collective funds.
Northern Trust Corporation is regulated by the Board of Governors of the Federal Reserve System as a financial holding company under the U.S. Bank Holding Company Act of 1956, as amended.
As of December 31, 2025, Northern Trust Corporation, through its subsidiaries, had assets under custody of $18.7 trillion, and assets under investment management of $1.8 trillion.
Pursuant to a sub-advisory agreement between the Advisor and NTI with respect to the Portfolio, DIMA, not the Portfolio, compensates NTI for the services it provides to the Portfolio.
Multi-Manager Structure. The Advisor, subject to the approval of the Board, has ultimate responsibility to oversee any subadvisor to the Portfolio and to recommend the hiring, termination and replacement of subadvisors. The Portfolio and the Advisor have received an order from the SEC that permits the Advisor to appoint or replace certain subadvisors, to manage all or a portion of the Portfolio’s assets and enter into, amend or terminate a subadvisory agreement with certain subadvisors, in each case subject to the approval of the Portfolio’s Board but without obtaining shareholder approval (“multi-manager structure”). The multi-manager structure applies to subadvisors that are not affiliated with the Portfolio or the Advisor (“nonaffiliated subadvisors”), as well as subadvisors that are indirect or direct, wholly-owned subsidiaries of the Advisor or that are indirect or direct, wholly-owned subsidiaries of the same company that, indirectly or directly, wholly owns the Advisor (“wholly-owned subadvisors”). Pursuant to the SEC order, the Advisor, with the approval of the Portfolio’s Board, has the discretion to terminate any subadvisor and allocate and reallocate the Portfolio’s assets among any other nonaffiliated subadvisors or wholly-owned subadvisors (including terminating a nonaffiliated subadvisor and replacing it with a wholly-owned subadvisor). The Portfolio and the Advisor are subject to the conditions imposed by the SEC order, including the condition that within 90 days of hiring a new subadvisor pursuant to the multi-manager structure, the Portfolio will provide shareholders with an information statement containing information about the new subadvisor. The shareholders of the Portfolio have approved the multi-manager structure described herein.
Management
The following Portfolio Managers are jointly and primarily responsible for the day-to-day management of the Portfolio.
Chris J. Jaeger. Senior Vice President of Northern Trust Investments, Inc. Portfolio Manager of the Portfolio. Began managing the Portfolio in 2024.
•
Joined Northern Trust Investments, Inc. in 2000 and is responsible for the management of equity index portfolios.
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•
BBA in Finance from the University of Iowa; MBA from the Northwestern University Kellogg School of Management.
Michael Gleeman, CFA. Vice President of Northern Trust Investments, Inc. Portfolio Manager of the Portfolio. Began managing the Portfolio in 2024.
•
Joined Northern Trust Investments, Inc. in 2003 and is responsible for the management of equity index portfolios.
•
BA in Economics from Binghamton University.
Part B of this Registration Statement provides additional information about a portfolio manager’s investments in the Portfolio, a description of the portfolio management compensation structure and information regarding other accounts managed.
Portfolio Interests
The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its interest in the Portfolio. Beneficial interests in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its beneficial interest as described below under Item 11 “Shareholder Information.” Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.
Beneficial interests in the Portfolio have no preemptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.
Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.
Item 11. Shareholder Information
Pricing Portfolio Interests
An investment in the Portfolio may be made without a sales load. All investments are made at the net value next determined after an order is received by the Portfolio. The net value of the Portfolio is normally computed as of the close of regular trading on the NYSE (typically 4:00 p.m. Eastern time, but sometimes earlier, as in the case of scheduled half-day trading, shortened trading hours due to emergency circumstances or unscheduled suspensions of trading) on each day the NYSE is open for trading (“Value Time”). As of the Value Time, the Portfolio determines its net value (i.e., the value of the Portfolio’s portfolio instruments and any other assets less all liabilities) using the valuation procedures for securities and other assets described below. Investors can place an order to buy or sell beneficial interests at any time that the Portfolio is open for business. An investor in the Portfolio may withdraw all or any portion of its investment at the net value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio.
The proceeds of a withdrawal normally will be paid by the Portfolio in Federal funds on the Portfolio Business Day the withdrawal is effected, but in any event within seven days, though the Portfolio reserves the right to pay redemptions in kind. The Portfolio typically expects to satisfy withdrawal requests by using available cash or by selling portfolio
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securities if available cash is not sufficient to meet withdrawals. The Portfolio may utilize an existing line of credit for temporary coverage in the event of a cash shortfall. The Portfolio may also utilize inter-fund lending, though such use is expected to be rare. The Portfolio may use any of these methods of satisfying withdrawal requests under normal or stressed market conditions. During periods of distressed market conditions, when a significant portion of the Portfolio’s portfolio may be comprised of less-liquid investments, the Portfolio may be more likely to pay withdrawal proceeds by giving you securities. Beneficial interests in the Portfolio may not be transferred.
Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day that net value of the Portfolio is computed as described above. At the Value Time, the value of each investor’s beneficial interest in the Portfolio will be determined by multiplying the net value of the Portfolio, determined as provided above, by the percentage, effective for that day, which represents that investor’s share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected as of the Value Time on that day, will then be effected. The percentage of the aggregate beneficial interests in the Portfolio held by each investor in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of the investor’s investment in the Portfolio as of the Value Time on such day plus or minus, as the case may be, the amount of net additions to or withdrawals from such investor’s investment in the Portfolio effected as of the Value Time on such day, and (ii) the denominator of which is the aggregate net value of the Portfolio, determined as provided above, as of the Value Time on such day plus or minus, as the case may be, the amount of net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio as of the Value Time on the following day that net value is determined.
The Board has designated the Advisor as the valuation designee for the Portfolio pursuant to Rule 2a-5. The Advisor's Pricing Committee typically values securities using readily available market quotations or prices supplied by independent pricing services (which are considered fair values under Rule 2a-5). The Advisor has adopted fair valuation procedures that provide methodologies for valuing securities when pricing service prices or market quotations are not readily available, including when a security's value or a meaningful portion of the value of the Portfolio is believed to have been materially affected by a significant event, such as a natural disaster, an economic event like a bankruptcy filing, or a substantial fluctuation in domestic or foreign markets that has occurred between the close of the exchange or market on which the security is principally traded (for example, a foreign exchange or market) and the close of the NYSE. In such a case, the Portfolio's value for a security is likely to be different from the last quoted market price or pricing service prices. In addition, due to the subjective and variable nature of fair value pricing, it is possible that the value determined for a particular asset may be materially different from the value realized upon such asset's sale.
To the extent that the Portfolio invests in securities that are traded primarily in foreign markets, the value of its holdings could change at a time when you aren’t able to buy or sell interests in the Portfolio. This is because some foreign markets are open on days or at times when the Portfolio doesn’t price its interests. Note that prices for securities that trade on foreign exchanges can change significantly on days when the NYSE is closed and you cannot buy or sell interests in the Portfolio. Price changes in the securities the Portfolio owns may ultimately affect the price of Portfolio interests the next time the net value is calculated.
An equity security is valued at its official closing price on the security’s primary exchange or over-the-counter (OTC) market as of the Value Time. Lacking any sales, the security is valued at the calculated mean between the most recent bid quotation and the most recent asked quotation (Calculated Mean) on such exchange or OTC market as of the Value Time. If it is not possible to determine the Calculated Mean, the security is valued at the most recent bid quotation on such exchange or OTC market as of the Value Time.
An exchange-traded option contract on securities, currencies and other financial instruments is valued at its official closing price on the relevant exchange. Lacking any sales, the option contract is valued at the Calculated Mean. If it is not possible to determine the Calculated Mean, the option contract is valued at the most recent bid quotation in the case of a purchased option contract or the most recent asked quotation in the case of a written option contract, in each case as of the Value Time. An option contract on securities, currencies and other financial instruments traded in the OTC market is valued as of the Value Time at a price supplied by an approved pricing agent, if available, and otherwise at the evaluated price provided by the broker-dealer with which it was traded. Futures contracts (and options thereon) are valued at the most recent settlement price or official close, if available, on the exchange on which they
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are traded most extensively. With the exception of stock index futures contracts which trade on the Chicago Mercantile Exchange, closing settlement times are prior to the close of trading on the Exchange. For stock index futures contracts which trade on the Chicago Mercantile Exchange, closing settlement prices are normally available at approximately 4:20 p.m. Eastern time.
Buying and Selling Portfolio Interests
Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Portfolio.
There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in Federal funds (i.e., monies credited to the account of the Portfolio’s custodian bank by a Federal Reserve Bank).
The Portfolio may, at its own option, accept securities in payment for interests. The securities delivered in payment for interests are valued by the method described above under “Pricing Portfolio Interests.” This may be a taxable transaction to the investor. Securities may be accepted in payment for interests only if they are, in the judgment of the Advisor, appropriate investments for the Portfolio. In addition, securities accepted in payment for interests must: (i) meet the investment objective and policies of the Portfolio; (ii) be acquired by the Portfolio for investment and not for resale; (iii) be liquid securities which are not restricted as to transfer either by law or liquidity of market; and (iv) if stock, have a value which is readily ascertainable as evidenced by a listing on a stock exchange, over the counter market or by readily available market quotations from a dealer in such securities. The Portfolio reserves the right to accept or reject at its own option any and all securities offered in payment for its interests.
The Portfolio reserves the right to suspend or postpone withdrawals as permitted pursuant to Section 22(e) of the 1940 Act. Generally, those circumstances are when 1) the NYSE is closed other than customary weekend or holiday closings; 2) the SEC determines that trading on the NYSE is restricted; 3) the SEC determines that an emergency exists which makes the disposal of securities owned by the Portfolio or the fair determination of the value of the Portfolio’s net assets not reasonably practicable; or 4) the SEC, by order, permits the suspension of the right of redemption.
The Portfolio and DDI reserve the right to cease accepting investments at any time or to reject any investment order.
The Portfolio's Board may determine to redeem a shareholder's investment, collapse the master/feeder structure or terminate the Portfolio.
The exclusive placement agent for the Portfolio is DDI. The principal business address of DDI is 222 South Riverside Plaza, Chicago, IL 60606. DDI receives no additional compensation for serving as exclusive placement agent for the Portfolio.
Distributions and Taxes
The Portfolio makes a daily allocation of its net investment income and realized and unrealized gains and losses from its other transactions to its investors in proportion to their investment in the Portfolio. The Portfolio is not required, and generally does not expect, to make distributions (other than distributions in redemption of Portfolio interests) to its investors.
Under the anticipated method of operation of the Portfolio, the Portfolio, as a partnership for US federal income tax purposes, will generally not be subject to any US federal income tax. Instead, in computing its federal income tax liability, each investor will be required to take into account its distributive share of items of Portfolio income, gain,
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loss, deduction, credit, and tax preference for each taxable year substantially as though such items had been realized directly by the investor and without regard to whether the Portfolio has distributed or will distribute any amount to its investors. An investor could recognize taxable income from the Portfolio in a taxable year in excess of actual non-liquidating cash distributions (if any) made by the Portfolio for that year. The determination of each investor’s distributive share of the Portfolio’s ordinary income and capital gain will be made in accordance with the governing instruments of the Portfolio, as well as with the Code, the Treasury regulations promulgated thereunder, and other applicable authority. The Portfolio may modify its partner allocations to comply with applicable tax laws and US Treasury regulations, including, without limitation, the US Treasury regulations under Sections 704, 706, 708, 734, 743, 754, and 755 of the Code. It also may make special allocations of specific tax items, including gross income, gain, deduction, or loss. These modified or special allocations could result in an investor, as a partner, receiving a larger or smaller share of items of income, gain, deduction, or loss (and/or income, gain, deduction, or loss of a different character) than it would in the absence of such modified or special allocations.
An investor’s receipt of a non-liquidating cash distribution from the Portfolio generally will result in recognized gain (but not loss) only to the extent that the amount of the distribution exceeds the investor’s adjusted basis in its Portfolio interests immediately before the distribution. An investor that receives a liquidating cash distribution from the Portfolio generally will recognize capital gain to the extent of the difference between the proceeds received by the investor and the investor’s adjusted tax basis in its Portfolio interests; however, the investor generally will recognize ordinary income, rather than capital gain, to the extent that investor’s allocable share of “unrealized receivables” (including any accrued but untaxed market discount) and substantially appreciated inventory, if any, exceeds the investor’s share of the basis in those unrealized receivables and substantially appreciated inventory. Any loss may be recognized by an investor only if it redeems all of its Portfolio interests for cash. An investor generally will not recognize gain or loss on an in-kind distribution of property from the Portfolio, including on an in-kind redemption of Portfolio interests. However, certain exceptions to this general rule may apply.
The Portfolio will provide tax information on Schedule K-1 to each investor following the close of the Portfolio’s taxable year. Each investor will be responsible for keeping its own records for determining its tax basis in its Portfolio interests and for the preparation and filing of its own tax returns.
It is intended that the Portfolio’s income and assets will be managed in such a way that an investor in the Portfolio will be able to satisfy the income and diversification requirements under Section 851(b) of the Code for qualification as a regulated investment company under Subchapter M of the Code (“regulated investment company”), assuming that the investor has invested all or substantially all of its assets in the Portfolio. Such investors may be required to redeem Portfolio interests in order to obtain sufficient cash to meet the distribution requirements under Section 852 of the Code for treatment as a regulated investment company and to avoid an entity-level tax.
This discussion is a general summary of certain US federal income tax consequences of investing in the Portfolio. Investors should consult their own tax advisors about the precise tax consequences of an investment in the Portfolio in light of their particular tax situation, including possible foreign, state, local, and other applicable taxes (including the federal alternative minimum tax). See Item 24 “Taxation of the Portfolio” in Part B of this Registration Statement for more information concerning the federal income tax consequences of investing in the Portfolio. The Portfolio’s investors are expected to be principally regulated investment companies so this summary is only intended to address beneficial owners of interests in the Portfolio that are regulated investment companies. The summary above does not address tax consequences to shareholders of those regulated investment companies. Shareholders of those regulated investment companies should refer to the prospectuses and statements of additional information for those regulated investment companies for a summary of the tax consequences applicable to them.
Market Timing Policies and Procedures
Short-term and excessive trading of Portfolio interests may present risks to long-term shareholders, including potential dilution in the value of Portfolio interests, interference with the efficient management of the Portfolio’s portfolio (including losses on the sale of investments), taxable gains to remaining shareholders and increased brokerage and administrative costs. These risks may be more pronounced if the Portfolio invests in certain securities, such as those that trade in foreign markets, are illiquid or do not otherwise have “readily available market quotations.” Certain investors may seek
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to employ short-term trading strategies aimed at exploiting variations in portfolio valuation that arise from the nature of the securities held by the Portfolio (e.g., “time zone arbitrage”). The Portfolio discourages short-term and excessive trading and has adopted policies and procedures that are intended to detect and deter short-term and excessive trading.
The Portfolio also reserves the right to reject or cancel a purchase order for any reason without prior notice. For example, the Portfolio may in its discretion reject or cancel a purchase order even if the transaction is not subject to the transaction limitation described below if the Advisor believes that there appears to be a pattern of short-term or excessive trading activity by a shareholder or deems any other trading activity harmful or disruptive to the Portfolio. The Portfolio, through its Advisor and transfer agent, will monitor changes in investment direction (CID) transactions that exceed a certain dollar amount by a shareholder within the Portfolio within a specified time period. A CID transaction is a transaction opposite to the prior transaction, which can be a purchase or redemption of the Portfolio. The Portfolio may take other trading activity into account if the Portfolio believes such activity is of an amount or frequency that may be harmful to long-term shareholders or disruptive to portfolio management. The Advisor's practices for identifying excessive short-term trading activity (e.g., the number of CID transactions, the dollar threshold and the time period) may change from time to time. If the Advisor determines that an investor has engaged in excessive short-term trading, the Advisor may issue the shareholder and/or the shareholder's financial intermediary, if any, a written warning and/or may block the shareholder from further purchases of or exchanges into the Portfolio's shares.
The Portfolio reserves the right to maintain a block indefinitely if it deems that the shareholder’s activity was harmful to the Portfolio, or that the pattern of activity suggests a pattern of abuse. The rights of a shareholder to withdraw all or any portion of its investment from the Portfolio are not affected by a block on purchases and exchanges.
The Portfolio may make exceptions to the transaction policy for certain types of transactions if, in the opinion of the Advisor, the transactions do not represent short-term or excessive trading or are not abusive or harmful to the Portfolio, such as, but not limited to, systematic transactions, required minimum retirement distributions, transactions initiated by the Portfolio or administrator and transactions by certain qualified funds-of-funds.
The Portfolio’s market timing policies and procedures may be modified or terminated at any time.
Item 12. Distribution Arrangements
Organizational Structure
The Portfolio is a master portfolio; a master/feeder fund structure is one in which a fund (a “feeder fund”), instead of investing directly in a portfolio of securities, invests most or all of its investment assets in a separate registered investment company (the “master portfolio”) with the same investment objective and policies as the feeder fund. Such a structure permits the pooling of assets of two or more feeder funds, preserving separate identities or distribution channels at the feeder fund level. The Portfolio has two affiliated DWS feeder funds, with a significant ownership percentage of the Portfolio’s net assets. Investment activities of these feeder funds could have a material impact on the Portfolio.
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Private Offering Memorandum - Part B
April 30, 2026

Deutsche DWS Equity 500 Index Portfolio

Part A of the Registration Statement of the Portfolio dated April 30, 2026, which may be amended from time to time, provides the basic information investors should know before investing. This Part B of the Registration Statement, which is not a prospectus, is intended to provide additional information regarding the activities and operations of the Portfolio and should be read in conjunction with Part A of the Registration Statement. You may request a copy of Part A of the Registration Statement or a paper copy of this Part B, if you have received it electronically, free of charge by calling the Portfolio at (800) 728-3337.
Portions of the Statement of Additional Information and the Annual Financial Statements and Other Information Report of DWS Equity 500 Index Fund (Class R6, Institutional Class and Class S) are incorporated herein by reference, and are hereby deemed to be part of this Part B. Such reports may also be obtained without charge by calling the number provided in the preceding paragraph.

Deutsche DWS Equity 500 Portfolio (the “Portfolio”)
Item 15. Portfolio History
The Portfolio was organized as a trust under the laws of the State of New York on December 11, 1991. Effective February 6, 2006, the name of the Portfolio was changed from Scudder Equity 500 Index Portfolio to DWS Equity 500 Index Portfolio. Effective August 11, 2014, DWS Equity 500 Index Portfolio was renamed Deutsche Equity 500 Index Portfolio. Effective July 2, 2018, Deutsche Equity 500 Index Portfolio was renamed Deutsche DWS Equity 500 Index Portfolio.
Item 16. Description of the Portfolio and Its Investments and Risks
Investment Restrictions
Except as otherwise indicated, the Portfolio’s investment objective and policies are not fundamental and may be changed without a vote of shareholders. There can be no assurance that the Portfolio’s investment objective will be met.
Any investment restrictions herein which involve a maximum percentage of securities or assets shall not be considered to be violated unless an excess over the percentage occurs immediately after, and is caused by, an acquisition or encumbrance of securities or assets of, or borrowings by, the Portfolio, except as described below with respect to asset coverage for Portfolio borrowings.
The Portfolio is a no-load, open-end management investment company and has elected to be classified as diversified under the Investment Company Act of 1940, as amended (the “1940 Act”). A diversified fund may not, with respect to 75% of total assets, invest more than 5% of total assets in the securities of a single issuer (other than cash and cash items, US government securities or securities of other investment companies) or invest in more than 10% of the outstanding voting securities of such issuer. A fund's election to be classified as diversified under the 1940 Act may not be changed without the vote of a majority of the outstanding voting securities (as defined herein) of the fund. In reliance on no-action relief furnished by the SEC, the Portfolio may be diversified or non-diversified at any given time, based on the composition of the index that the Portfolio seeks to track. Shareholder approval will not be sought when the Portfolio crosses from diversified to non-diversified status under such circumstances.
The following fundamental policies may not be changed without the approval of a majority of the outstanding voting securities of the Portfolio which, under the 1940 Act and the rules thereunder and as used in this Part B, means the lesser of (1) 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Portfolio are present or represented by proxy, or (2) more than 50% of the outstanding voting securities of the Portfolio.
As a matter of fundamental policy, the Portfolio may not do any of the following:
(1)
borrow money, except as permitted under the 1940 Act, as interpreted or modified by regulatory authority having jurisdiction, from time to time.
(2)
issue senior securities, except as permitted under the 1940 Act, as interpreted or modified by regulatory authority having jurisdiction, from time to time.
(3)
purchase or sell commodities, except as permitted by the 1940 Act, as interpreted or modified by regulatory authority having jurisdiction, from time to time.
(4)
engage in the business of underwriting securities issued by others, except to the extent that the Portfolio may be deemed to be an underwriter in connection with the disposition of portfolio securities.

(5)
purchase or sell real estate, which term does not include securities of companies which deal in real estate or mortgages or investments secured by real estate or interests therein, except that the Portfolio reserves freedom of action to hold and to sell real estate acquired as a result of the Portfolio’s ownership of securities.
(6)
make loans except as permitted under the 1940 Act, as interpreted or modified by regulatory authority having jurisdiction, from time to time.
(7)
concentrate its investments in a particular industry, as that term is used in the 1940 Act, as interpreted or modified by regulatory authority having jurisdiction, from time to time.
The following is intended to help investors better understand the meaning of a fund’s fundamental policies by briefly describing limitations, if any, imposed by the 1940 Act. References to the 1940 Act below may encompass rules, regulations or orders issued by the SEC and, to the extent deemed appropriate by the Portfolio, interpretations and guidance provided by the SEC staff. These descriptions are intended as brief summaries of such limitations as of the date of this Part B; they are not comprehensive and they are qualified in all cases by reference to the 1940 Act (including any rules, regulations or orders issued by the SEC and any relevant interpretations and guidance provided by the SEC staff). These descriptions are subject to change based on evolving guidance by the appropriate regulatory authority and are not part of a fund’s fundamental policies.
The 1940 Act generally permits a fund to borrow money in amounts of up to 33 1∕3% of its total assets from banks for any purpose. The 1940 Act requires that after any borrowing from a bank, a fund shall maintain an asset coverage of at least 300% for all of the fund’s borrowings, and, in the event that such asset coverage shall at any time fall below 300%, a fund must, within three days thereafter (not including Sundays and holidays), reduce the amount of its borrowings to an extent that the asset coverage of all of a fund’s borrowings shall be at least 300%. In addition, a fund may borrow up to 5% of its total assets from banks or other lenders for temporary purposes (a loan is presumed to be for temporary purposes if it is repaid within 60 days and is not extended or renewed).
At present, the 1940 Act does not set forth a maximum percentage of a fund’s assets that may be invested in commodities.
Under the 1940 Act, a fund generally may not lend portfolio securities representing more than one-third of its total asset value (including the value of collateral received for loans of portfolio securities).
The SEC staff currently interprets concentration to mean investing more than 25% of a fund’s assets in a particular industry or group of industries (excluding US government securities).
Other Investment Policies. The Board has adopted certain additional non-fundamental policies and restrictions which are observed in the conduct of the Portfolio’s affairs. They differ from fundamental investment policies in that they may be changed or amended by action of the Board without requiring prior notice to, or approval of, the shareholders.
As a matter of non-fundamental policy:
(1)
the Portfolio may not purchase illiquid securities if, as a result, more than 15% of the Portfolio's net assets would be invested in such securities.
(2)
the Portfolio may not acquire securities of registered open-end investment companies or registered unit investment trusts in reliance on Sections 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act.
(3)
the Portfolio may not acquire securities of other investment companies, except as permitted by the 1940 Act and the rules, regulations and any applicable exemptive order issued thereunder.
(4)
the Portfolio may not buy and sell puts and calls on securities, stock index futures or options on stock index futures, or financial futures or options on financial futures unless such futures or options are written by other persons and: (a) the options or futures are offered through the facilities of a national securities association or are listed on a national securities or commodities exchange, except for put and call options issued by non-US entities or listed on non-US securities or commodities exchanges; (b) the aggregate premiums paid on all such options which are held at any time do not exceed 20% of the Portfolio’s total net assets; and (c) the aggregate margin deposits required on all such futures or options thereon held at any time do not exceed 5% of the Portfolio’s total assets.
(5)
at the time of the Portfolio's investment in commercial paper, the issuer (or the issuer's parent) must have outstanding debt rated within the top two rating categories by an NRSRO or, if not rated, must be believed by the Advisor to be of comparable quality. Commercial paper when purchased by the Portfolio must be rated in the highest short-term rating category by any two NRSROs (or one NRSRO if that NRSRO is the only such NRSRO which rates such security) or, if not so rated, must be believed by the Advisor to be of comparable quality.
(6)
the Board of Trustees has adopted the requirement that futures contracts and options on futures contracts be used as a hedge and that stock index futures may be used on a continual basis to equitize cash so that the Portfolio may maintain 100% equity exposure.
(7)
the Board of Trustees has adopted the requirement that index futures contracts and options on index futures contracts be used only for cash management purposes.
(8)
the Portfolio may not purchase warrants if, as a result, such securities, taken at the lower of cost or market value, would represent more than 5% of the value of the Portfolio's total assets (for this purpose, warrants acquired in units or attached to securities will be deemed to have no value).
For purposes of non-fundamental policy (1), an illiquid security is any investment that the Portfolio reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days without the sale or disposition significantly changing the market value of the investment.
Investments, Practices and Techniques, and Risks
Below is a list of the investments, practices and techniques, and risks which the Portfolio may employ (or be subject to) in pursuing its investment objective.
Borrowing
Brady Bonds
Cash Management Vehicles
Commercial Paper
Commodity Pool Operator Exclusion
Common Stock
Convertible Securities
Depositary Receipts
Derivatives
Fixed Income Securities
Foreign Currencies
Foreign Investment
Illiquid Securities
Impact of Large Redemptions and Purchases of Fund Shares
Inflation
Interfund Borrowing and Lending Program
Investment Companies and Other Pooled Investment Vehicles
Lending of Portfolio Securities
Mortgage-Backed Securities
Obligations of Banks and Other Financial Institutions
Preferred Stock
Repurchase Agreements
Reverse Repurchase Agreements
Short-Term Securities
Sovereign Debt
Special Information Concerning Master-Feeder Fund Structure
Structured Notes (including Equity-Linked Notes (ELNs))
US Government Securities
Variable and Floating Rate Instruments
Warrants
When-Issued and Delayed-Delivery Securities
Yields and Ratings
A further description of each of these investments, practices and techniques, and risks is incorporated by reference to the specific descriptions of these investments, practices and techniques, and risks in the section entitled “Part II:

Appendix II-G—Investments, Practices and Techniques, and Risks” in the Statement of Additional Information for Deutsche DWS Institutional Funds—DWS Equity 500 Index Fund (Class R6, Institutional Class and Class S), filed with the SEC in Post-Effective Amendment No. 129 on April 28, 2026 (File Nos. 033-34079 and 811-06071).
Portfolio Holdings Information
In addition to the public disclosure of Portfolio portfolio holdings through required SEC quarterly filings (and monthly filings for money market funds), the Portfolio may make its portfolio holdings information publicly available on the DWS funds’ Web site as described in Part A of this Registration Statement. The Portfolio does not disseminate non-public information about portfolio holdings except in accordance with policies and procedures adopted by the Portfolio.
The Portfolio’s procedures permit non-public portfolio holdings information to be shared with DWS and its affiliates, subadvisors, if any, administrators, sub-administrators, fund accountants, custodians, sub-custodians, independent registered public accounting firms, attorneys, officers and trustees/directors and each of their respective affiliates and advisers who require access to this information to fulfill their duties to the Portfolio and are subject to the duties of confidentiality, including the duty not to trade on non-public information, imposed by law or contract, or by the Portfolio’s procedures. This non-public information may also be disclosed, subject to the requirements described below, to certain third parties, such as securities lending agents, financial printers, proxy voting firms, mutual fund analysts, rating and tracking agencies, and, on an ad hoc basis, transition managers, to shareholders in connection with in-kind redemptions or, in connection with investing in underlying funds, subadvisors to DWS funds of funds (Authorized Third Parties).
Prior to any disclosure of the Portfolio’s non-public portfolio holdings information to Authorized Third Parties, a person who has been authorized by the Board to make such determinations must make a good faith determination in light of the facts then known that the Portfolio has a legitimate business purpose for providing the information, that the disclosure is in the best interest of the Portfolio, and that the recipient assents or otherwise has a duty to keep the information confidential and to not trade based on the information received while the information remains non-public and that the disclosure would be in compliance with all applicable laws and DWS’s and a subadvisor’s fiduciary duties to the Portfolio. No compensation is received by the Portfolio or DWS for disclosing non-public holdings information. Periodic reports regarding these procedures will be provided to the Board.
Portfolio holdings information distributed by the trading desks of DWS or a subadvisor for the purpose of facilitating efficient trading of such securities and receipt of relevant research is not subject to the foregoing requirements. Non-public portfolio holding information does not include portfolio characteristics (other than holdings or subsets of holdings) about the Portfolio and information derived therefrom, including, but not limited to, how the Portfolio’s investments are divided among various sectors, industries, countries, value and growth stocks, bonds, small, mid and large cap stocks, currencies and cash, types of bonds, bond maturities, duration, bond coupons and bond credit quality ratings, alpha, beta, tracking error, default rate, portfolio turnover, and risk and style characteristics so long as the identity of the Portfolio’s holdings could not be derived from such information.
Registered investment companies that are subadvised by DWS may be subject to different portfolio holdings disclosure policies, and neither DWS nor the Board exercise control over such policies. In addition, separate account clients of DWS have access to their portfolio holdings and are not subject to the Portfolio’s portfolio holdings disclosure policy. The portfolio holdings of some of the funds subadvised by DWS and some of the separate accounts managed by DWS may substantially overlap with the portfolio holdings of the Portfolio.
DWS also manages certain unregistered commingled trusts, the portfolio holdings of which may substantially overlap with the portfolio holdings of the Portfolio. These trusts are not subject to the Portfolio’s portfolio holdings disclosure policy, but have their own policy that is similar to that of the Portfolio. To the extent that investors in these commingled trusts may receive portfolio holdings information of their trust on a different basis from that on which Portfolio portfolio holdings information is made public, DWS has implemented procedures reasonably designed to encourage such investors to keep such information confidential, and to prevent those investors from trading on the basis of non-public holdings information.

In addition, DWS may, from time to time, provide model portfolios to third party sponsors of model portfolio programs, which model portfolios may substantially overlap with the portfolio holdings of the Portfolio. These model portfolios are not subject to the Portfolio’s portfolio holdings disclosure policy. DWS has adopted procedures that require such third party sponsors to agree in writing to keep the model portfolio information confidential and to limit their use of the information to implementing their respective model portfolio programs.
There is no assurance that the Portfolio’s policies and procedures with respect to the disclosure of portfolio holdings information will protect the Portfolio from the potential misuse of portfolio holdings information by those in possession of that information.
Item 17. Management of the Portfolio
Board Members and Officers
Identification and Background
The following table presents certain information regarding the Board Members of the Portfolio. Each Board Member’s year of birth is set forth in parentheses after his or her name. Unless otherwise noted, (i) each Board Member has engaged in the principal occupation(s) noted in the table for at least the most recent five years, although not necessarily in the same capacity, and (ii) the address of each Board Member that is not an “interested person” (as defined in the 1940 Act) of the Portfolio or the Advisor (each, an “Independent Board Member”) is Keith R. Fox, DWS Funds Board Chair, c/o Thomas R. Hiller, Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA 02199-3600. The term of office for each Board Member is until the election and qualification of a successor, or until such Board Member sooner dies, resigns, is removed or as otherwise provided in the governing documents of the Portfolio. Because the Portfolio does not hold an annual meeting of shareholders, each Board Member will hold office for an indeterminate period. The number of funds in the DWS fund complex shown in the table below includes all registered open- and closed-end funds (including all of their portfolios) advised by the Advisor and any registered funds that have an investment advisor that is an affiliated person of the Advisor.
Independent Board Members
Name, Year of Birth, Position with the Portfolio and Length of Time Served(1)	Business Experience and Directorships During the Past 5 Years	Number of Funds in DWS Fund Complex Overseen	Other Directorships Held by Board Member
Keith R. Fox, CFA (1954) Chairperson since 2017, and Board Member since 1996	Former Managing General Partner, Exeter Capital Partners (a series of private investment funds) (1986-2023); Former Chairman, National Association of Small Business Investment Companies; Former Directorships: ICI Mutual Insurance Company; BoxTop Media Inc. (advertising); Sun Capital Advisers Trust (mutual funds); Progressive International Corporation (kitchen goods designer and distributor)	65	-
Jennifer S. Conrad (1959) Board Member since 2024	Emerita Professor of Finance, Kenan-Flagler Business School, University of North Carolina at Chapel Hill (Since 2025); Formerly, Dalton McMichael, Sr., Distinguished Professor of Finance (2003- 2025) and Interim Dean (2022-2023), Kenan- Flagler Business School, University of North Carolina at Chapel Hill; and Director of the Four Corners Center for Research on Index Investments (2021-2023)	65	-

Name, Year of Birth, Position with the Portfolio and Length of Time Served(1)	Business Experience and Directorships During the Past 5 Years	Number of Funds in DWS Fund Complex Overseen	Other Directorships Held by Board Member
Mary Schmid Daugherty, NACD.DC, PHD, CFA (1958) Board Member since 2023	Senior Fellow in Applied Finance, Department of Finance, Opus College of Business at the University of St. Thomas (1987-present); Directorships: The Meritex Company (real estate investment and management company) (2017-present); The Hardenbergh Foundation (2021-present) and Warners’ Stellian (appliance company) (2024- present); Former Directorships: Driessen Water, Inc. (2016-2023); Mairs & Power Funds Trust (mutual funds) (2010-2022); and Crescent Electric Supply Company (2010- 2019)	65	-
Chad D. Perry (1972) Board Member since 2021	Private Investor; Formerly: Executive Vice President, General Counsel and Secretary, RLJ Lodging Trust(2) (2023-2025); Executive Vice President, General Counsel and Secretary, Tanger Factory Outlet Centers, Inc.(2) (2011-2023); Executive Vice President and Deputy General Counsel, LPL Financial Holdings Inc.(2) (2006-2011); Senior Corporate Counsel, EMC Corporation (2005- 2006); Associate, Ropes & Gray LLP (1997- 2005)	65	Director, Great Elm Capital Corp. (business development company) (since 2022)
Rebecca W. Rimel (1951) Board Member since 1995
Directorships: Washington College (since
July 2023); Formerly: President, Chief
Executive Officer and Director (1994-2020)
and Senior Advisor (2020-2021), The Pew
Charitable Trusts (charitable organization);
Executive Vice President, The Glenmede
Trust Company (investment trust and wealth
management) (1983-2004); Board Member,
Investor Education (charitable organization)
(2004-2005); Former Directorships: Trustee,
Executive Committee, Philadelphia Chamber
of Commerce (2001-2007); Director, Viasys
Health Care(2) (January 2007-June 2007);
Trustee, Thomas Jefferson Foundation
(charitable organization) (1994-2012);
Director, BioTelemetry Inc.(2) (acquired by
Royal Philips in 2021) (healthcare) (2009-
2021); Director, Becton Dickinson and
Company(2) (medical technology company)
(2012-2022)
		65	Director, The Bridgespan Group (nonprofit organization) (since October 2020)
Catherine Schrand (1964) Board Member since 2021	Celia Z. Moh Professor of Accounting (2016- present) and Professor of Accounting (1994- present), The Wharton School, University of Pennsylvania; and Member of the Financial Economists Roundtable (2014-present), Member of its Steering Committee (2022- present) and Member of Executive Committee (2024-present). Directorships: Advisory Board Member, the Jacobs Levy Center, The Wharton School, University of Pennsylvania (since 2023); Former positions: Vice Dean, Wharton Doctoral Programs, The Wharton School, University of Pennsylvania (2016-2019)	65	-

Officers(3)
Name, Year of Birth, Position with the Portfolio and Length of Time Served(4)	Business Experience and Directorships During the Past 5 Years
Hepsen Uzcan(5) (1974) President and Chief Executive Officer, 2017-present
Managing Director, DWS; CEO of the Americas (since 2024), DWS; Head of Client
Coverage Americas Wealth, DWS (since 2026); Head of Product Americas, DWS (2021-
present); Head of Fund Administration and Head of U.S. Mutual Funds, DWS (2017-
present); Vice President, DWS Service Company (2018-present); President and Chief
Executive Officer, The European Equity Fund, Inc., The New Germany Fund, Inc. and
The Central and Eastern Europe Fund, Inc. (2017-present); Vice President, DWS
Investment Management Americas, Inc. (2023-present); formerly: Vice President for the Deutsche funds (2016-2017); Assistant Secretary for the DWS funds (2013-2019);
Secretary, DWS USA Corporation (2018-2023); Assistant Secretary, DWS Investment
Management Americas, Inc. (2018-2023); Assistant Secretary, DWS Trust Company
(2018-2023); Assistant Secretary, The European Equity Fund, Inc., The New Germany
Fund, Inc. and The Central and Eastern Europe Fund, Inc. (2013-2020); Assistant
Secretary, DWS Distributors, Inc. (2018-2023); Head of Americas CEO Office, DWS
(2023-2026); Director of Cayman Real Assets Fund, Ltd. (2018-2026); Director of
Cayman Commodity Fund II, Ltd. (2018-2026); and Director of Episcopal Charities of
New York (2018 - 2026); Directorships: Director of DWS Service Company (2018-
present); Interested Director of The European Equity Fund, Inc., The New Germany
Fund, Inc. and The Central and Eastern Europe Fund, Inc. (2020-present); Director of ICI
Mutual Insurance Company (2020-present); Director of DWS USA Corporation (2023-
present); Director of DWS Investment Management Americas, Inc. (2023-present); and
Manager of DBX Advisors LLC. (2023-present)

John Millette(6) (1962) Vice President and Secretary, 1999-present
Director, DWS; Legal (Associate General Counsel), DWS; Chief Legal Officer, DWS
Investment Management Americas, Inc. (2015-present); Director of DWS Trust
Company (2016-present); President and CEO, DWS Trust Company (since October 17,
2025); Secretary, DBX ETF Trust (2020-present); Vice President, DBX Advisors LLC
(2021-present); Secretary, The European Equity Fund, Inc., The New Germany Fund,
Inc. and The Central and Eastern Europe Fund, Inc. (2011-present); formerly: Secretary,
Deutsche Investment Management Americas Inc. (2015-2017); and Assistant
Secretary, DBX ETF Trust (2019-2020); and Vice President of DWS Trust Company
(2016-2025)

Ciara Crawford(5) (1984) Assistant Secretary, 2019- present
Vice President, DWS (2025-present); Fund Administration (Specialist), DWS (2015-
present); Secretary, DWS Service Company (2024-present); Assistant Secretary of U.S.
Mutual Funds, DWS (2019-present); Secretary, DWS USA Corporation (2024-present);
Assistant Secretary, DBX Advisors, LLC (2025-present); Assistant Secretary, DWS
Investment Management Americas, Inc. (2025-present); Assistant Clerk, DWS Trust
Company (2025-present); Assistant Secretary, DWS Distributors, Inc. (2025-present);
formerly, Assistant Vice President, DWS (2015-2025); Assistant Secretary, DWS
Service Company (2018-2024); Assistant Secretary, DWS USA Corporation (2023-
2024); Secretary (2024-2025) and Assistant Secretary (2023-2024), DBX Advisors, LLC;
Secretary (2024-2025) and Assistant Secretary (2023-2024), DWS Investment
Management Americas, Inc.; Clerk (2024-2025) and Assistant Clerk (2023-2024), DWS
Trust Company; Secretary (2024-2025) and Assistant Secretary (2023-2024), DWS
Distributors, Inc.; Legal Assistant at Accelerated Tax Solutions

Diane Kenneally(6) (1966) Chief Financial Officer and Treasurer, 2018-present
Director, DWS; Fund Administration Treasurer’s Office (Head since 2024), DWS;
Treasurer, Chief Financial Officer and Controller, DBX ETF Trust (2019-present);
Treasurer and Chief Financial Officer, The European Equity Fund, Inc., The New
Germany Fund, Inc. and The Central and Eastern Europe Fund, Inc. (2018-present);
formerly: Assistant Treasurer for the DWS funds (2007-2018); and Co-Head of DWS
Treasurer’s Office (2018-2024)

Yvonne Wong(6) (1960) Assistant Treasurer, 2023- present	Vice President, DWS; Fund Administration (Senior Analyst), DWS; Assistant Treasurer, DBX ETF Trust (2023-present)
Jeffrey Berry(6) (1959) Assistant Treasurer, since May 15, 2025
Director, DWS; Fund Administration (Senior Specialist), DWS; Financial and Regulatory
Reporting Oversight and Print, Publishing and Mail for DWS Funds; Assistant Treasurer,
DBX ETF Trust (2019-present); and Director and Vice President of DWS Trust Company
(since October 17, 2025)

Name, Year of Birth, Position with the Portfolio and Length of Time Served(4)	Business Experience and Directorships During the Past 5 Years
Rob Benson(7) (1978) Chief Compliance Officer, since May 20, 2025
Director, DWS (since 2024); AFC & Compliance US (Senior Team Lead), DWS (since
2025); Vice President, DBX Advisors LLC (since 2025); and Chief Compliance Officer,
The European Equity Fund, Inc., The New Germany Fund, Inc. and The Central and
Eastern Europe Fund, Inc. (since 2025); formerly: Associate General Counsel, DWS
Legal (2023-2025); Vice President and Senior Counsel, DWS Legal (2021-2023); and
Assistant Vice President and Counsel, DWS Legal (2017-2021)

Caroline Pearson(6) (1962) Chief Legal Officer, 2010- present
Managing Director, DWS; Legal (Regional Head of Legal, Americas), DWS (since 2024);
Assistant Secretary, DBX ETF Trust (2020-present); Chief Legal Officer, DBX Advisors
LLC (2019-present); Chief Legal Officer, The European Equity Fund, Inc., The New
Germany Fund, Inc. and The Central and Eastern Europe Fund, Inc. (2012-present);
formerly: Secretary, Deutsche AM Distributors, Inc. (2002-2017); Secretary, Deutsche
AM Service Company (2010-2017); Chief Legal Officer, DBX Strategic Advisors LLC
(2020-2021); and Legal (Senior Team Lead), DWS (2020-2024)

Christian Rijs(5) (1980) Anti-Money Laundering Compliance Officer, 2021- present
Director, DWS; Senior Team Lead Anti-Financial Crime and Compliance, DWS; AML
Officer, DWS Trust Company (2021-present); AML Officer, DBX ETF Trust (2021-
present); AML Officer, The European Equity Fund, Inc., The New Germany Fund, Inc.
and The Central and Eastern Europe Fund, Inc. (2021-present); AML Officer, DWS
Distributor, Inc. (2021-present); formerly: DWS UK & Ireland Head of Anti-Financial
Crime and MLRO

Rich Kircher(5) (1962) Deputy Anti-Money Laundering Compliance Officer, 2024- present
Director, DWS; Senior Team Lead Anti-Financial Crime and Compliance, of DWS
Investment Management Americas, Inc.; Deputy AML Officer, The European Equity
Fund, Inc., The New Germany Fund, Inc. and The Central and Eastern Europe Fund, Inc.
(2024-present); Deputy AML Officer, DBX ETF Trust (2024-present); Deputy AML
Officer, DWS Distributors, Inc. (2024-present); formerly: BSA & Sanctions Compliance
Officer for Putnam Investments

(1)
The length of time served represents the year in which the Board Member joined the board of one or more DWS funds currently overseen by the Board.
(2)
A publicly held company with securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.
(3)
As a result of their respective positions held with the Advisor or its affiliates, these individuals are considered “interested persons” of the Advisor within the meaning of the 1940 Act. Interested persons receive no compensation from the Portfolio.
(4)
The length of time served represents the year in which the officer was first elected in such capacity for one or more DWS funds.
(5)
Address: 875 Third Avenue, New York, New York 10022.
(6)
Address: 100 Summer Street, Boston, MA 02110.
(7)
Address: 5201 Gate Parkway, Jacksonville, FL 32256.
Certain officers hold similar positions for other investment companies for which DIMA or an affiliate serves as the Advisor.
Officer’s Role with Placement Agent: DWS Distributors, Inc.
Ciara Crawford:	Assistant Secretary
Christian Rijs:	Anti-Money Laundering Compliance Officer
Rich Kircher:	Deputy Anti-Money Laundering Compliance Officer
Board Member Qualifications
The Nominating and Governance Committee is responsible for recommending proposed nominees for election to the full Board for its approval. In recommending the election of the current Board Members, the Committee generally considered the educational, business and professional experience of each Board Member in determining his or her qualifications to serve as a Board Member, including the Board Member's record of service as a director or trustee of public and private organizations. In the case of most Board Members, this included their many years of previous service as a trustee of certain of the DWS funds. This previous service has provided these Board Members with a valuable understanding of the history of the DWS funds and the DIMA organization and has also served to demonstrate their high level of diligence and commitment to the interests of fund shareholders and their ability to work effectively and collegially with other members of the Board. The Committee also considered, among other factors, the particular attributes described below with respect to the various individual Board Members:
Jennifer S. Conrad—Ms. Conrad’s experience as a finance professor with expertise on a range of topics including corporate finance, investments and derivatives.
Mary Schmid Daugherty—Ms. Daugherty’s experience as a professor of finance and business consultant, and her experience as a corporate director of numerous organizations, including experience as a mutual fund director.
Keith R. Fox—Mr. Fox's experience as the chairman and a director of various private operating companies and investment partnerships and his experience as a director and audit committee member of several public companies. In addition, he holds the Chartered Financial Analyst designation.
Chad D. Perry—Mr. Perry’s professional training and experience as an attorney, his experience as general counsel of a public company and his prior experience in the financial services industry.
Rebecca W. Rimel—Ms. Rimel's experience on a broad range of public policy issues acquired during her service as the executive director of a major public charity and her experience as a director of several public companies.
Catherine Schrand—Ms. Schrand’s experience as a professor of accounting at a leading business school and her expertise as an author and editor on the subject of accounting and economics.
Board Committees and Meetings
Information Concerning Committees and Meetings of the Board
The Board oversees the operations of the DWS funds and meets periodically to oversee fund activities, and to review fund performance and contractual arrangements with fund service providers. The Board met five times during the most recently completed calendar year.
Board Leadership Structure
A fund’s Board is responsible for the general oversight of a fund’s affairs and for assuring that the fund is managed in the best interests of its shareholders. The Board regularly reviews a fund’s investment performance as well as the quality of other services provided to a fund and its shareholders by DIMA and its affiliates, including administration and shareholder servicing. At least annually, the Board reviews and evaluates the fees and operating expenses paid by a fund for these services and negotiates changes that it deems appropriate. In carrying out these responsibilities, the Board is assisted by a fund’s auditors, independent counsel and other experts, as appropriate, selected by and responsible to the Board.
Independent Board Members are not considered “interested persons” (as defined in the 1940 Act) of the fund or its investment adviser. These Independent Board Members must vote separately to approve all financial arrangements and other agreements with a fund’s investment adviser and other affiliated parties. The role of the Independent Board Members has been characterized as that of a “watchdog” charged with oversight to protect shareholders’ interests against overreaching and abuse by those who are in a position to control or influence a fund. A fund’s Independent Board Members meet regularly as a group in executive session without representatives of the Advisor present. An Independent Board Member currently serves as chairman of the Board.
Taking into account the number, diversity and complexity of the funds overseen by the Board Members and the aggregate amount of assets under management in the DWS funds, the Board has determined that the efficient conduct of its affairs makes it desirable to delegate responsibility for certain specific matters to committees of the Board. These committees, which are described in more detail below, review and evaluate matters specified in their charters and/or enabling resolutions, and take actions on those matters and/or make recommendations to the Board, as appropriate. Each committee may utilize the resources of counsel and auditors as well as other experts. The committees meet as often as necessary, either in conjunction with regular meetings of the Board or otherwise. The membership and chair of each committee are appointed by the Board upon recommendation of the Nominating and Governance Committee. The membership and chair of each committee consist exclusively of Independent Board Members.
The Board has determined that this committee structure also allows the Board to focus more effectively on the oversight of risk as part of its broader oversight of a fund’s affairs. While risk management is the primary responsibility of the Advisor, the Board regularly receives reports regarding investment risks and compliance risks. The Board’s committee structure allows separate committees to focus on different aspects of these risks and their potential impact on some or all of the DWS funds and to discuss with the Advisor how it monitors and controls such risks.
Board Committees. The Board has established the following standing committees: Audit Committee, Nominating and Governance Committee, Operations Committee and Dividend Committee.
Name of Committee	Number of Meetings in Last Calendar Year	Functions	Current Members
AUDIT COMMITTEE	5
Assists the Board in fulfilling its responsibility
for oversight of (1) the integrity of the financial
statements, (2) a fund’s accounting and
financial reporting policies and procedures, (3)
a fund’s compliance with legal and regulatory
requirements related to accounting and
financial reporting, (4) valuation of fund assets
and securities and (5) the qualifications,
independence and performance of the
independent registered public accounting firm
for a fund. Oversees a fund’s valuation
designee, who is responsible for valuing the
fund’s securities and other assets. The Audit
Committee also approves and recommends to
the Board the appointment, retention or
termination of the independent registered
public accounting firm for a fund, reviews the
scope of audit and internal controls, considers
and reports to the Board on matters relating to
a fund’s accounting and financial reporting
practices, and performs such other tasks as
the full Board deems necessary or appropriate.
			Catherine Schrand (Chair), Jennifer S. Conrad (Vice Chair) and Keith R. Fox

Name of Committee	Number of Meetings in Last Calendar Year	Functions	Current Members
NOMINATING AND GOVERNANCE COMMITTEE	5
Recommends individuals for membership on
the Board, nominates officers, Board and
committee chairs, vice chairs and committee
members, and oversees the operations of the
Board. The Nominating and Governance
Committee has not established specific,
minimum qualifications that must be met by an
individual to be considered by the Nominating
and Governance Committee for nomination as
a Board Member. The Nominating and
Governance Committee may take into account
a wide variety of factors in considering Board
Member candidates, including, but not limited
to: (i) availability and commitment of a
candidate to attend meetings and perform his
or her responsibilities to the Board, (ii) relevant
industry and related experience, (iii)
educational background, (iv) financial expertise,
(v) an assessment of the candidate's ability,
judgment and expertise, and (vi) the current
composition of the Board. The Committee
generally believes that the Board benefits from
diversity of background, experience and views
among its members, and considers this as a
factor in evaluating the composition of the
Board, but has not adopted any specific policy
in this regard. The Nominating and Governance
Committee reviews recommendations by
shareholders for candidates for Board positions
on the same basis as candidates
recommended by other sources. Shareholders
may recommend candidates for Board
positions by forwarding their correspondence
by US mail or courier service to Keith R. Fox,
DWS Funds Board Chair, c/o Thomas R. Hiller,
Ropes & Gray LLP, Prudential Tower, 800
Boylston Street, Boston, MA 02199-3600.
			Rebecca W. Rimel (Chair), Chad D. Perry (Vice Chair) and Keith R. Fox
OPERATIONS COMMITTEE	5
Reviews the administrative operations and
general compliance matters of the funds.
Reviews administrative matters related to the
operations of the funds, policies and
procedures relating to portfolio transactions,
custody arrangements, fidelity bond and
insurance arrangements and such other tasks
as the full Board deems necessary or
appropriate.
			Chad D. Perry (Chair), Mary Schmid Daugherty (Vice Chair) and Rebecca W. Rimel
DIVIDEND COMMITTEE	0
Authorizes dividends and other distributions for
those funds that are organized as Maryland
corporations or as series of a Maryland
corporation. The Committee meets on an as-
needed basis. The Committee applies only to
the following corporations: Deutsche DWS
Global/International Fund, Inc. and Deutsche
DWS International Fund, Inc.
			Keith R. Fox, Catherine Schrand, Jennifer S. Conrad (Alternate), Mary Schmid Daugherty (Alternate), Chad D. Perry (Alternate) and Rebecca W. Rimel (Alternate)
Ad Hoc Committees. In addition to the standing committees described above, from time to time the Board may also form ad hoc committees to consider specific issues.

Board Member Ownership and Control Persons
Board Member Ownership in the Portfolio
Because the Portfolio is a “master portfolio” held by other feeder funds, the Board Members cannot directly invest in the Portfolio. The following table shows the dollar range of equity securities beneficially owned by each current Board Member in DWS funds as of December 31, 2025.
Aggregate Dollar Range of Beneficial Ownership(1)
Funds Overseen by Board Member in the DWS Funds
Independent Board Member:
Jennifer S. Conrad	Over $100,000
Mary Schmid Daugherty	Over $100,000
Keith R. Fox	Over $100,000
Chad D. Perry	Over $100,000
Rebecca W. Rimel	Over $100,000
Catherine Schrand	Over $100,000
(1) The dollar ranges are: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or over $100,000.
Ownership in Securities of the Advisor and Related Companies
As reported to the Portfolio, the information in the table below reflects ownership by the current Independent Board Members and their immediate family members of certain securities as of December 31, 2025. An immediate family member can be a spouse, children residing in the same household, including step and adoptive children, and any dependents. The securities represent ownership in the Advisor or Distributor and any persons (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with the Advisor or Distributor (including Deutsche Bank AG and DWS Group).
Independent Board Member	Owner and Relationship to Board Member	Company	Title of Class	Value of Securities on an Aggregate Basis	Percent of Class on an Aggregate Basis
Jennifer S. Conrad		None
Mary Schmid Daugherty		None
Keith R. Fox		None
Chad D. Perry		None
Rebecca W. Rimel		None
Catherine Schrand		None
Board Member Compensation
Each Independent Board Member receives compensation from the Portfolio for his or her services, which includes retainer fees and specified amounts for various committee services and for the Board Chairperson and Vice Chairperson, if any. No additional compensation is paid to any Independent Board Member for travel time to meetings, attendance at directors’ educational seminars or conferences, service on industry or association committees, participation as speakers at directors’ conferences or service on special fund industry director task forces or subcommittees. Independent Board Members do not receive any employee benefits such as pension or retirement benefits or health insurance from the Portfolio or any fund in the DWS fund complex.

Board Members who are officers, directors, employees or stockholders of DWS or its affiliates receive no direct compensation from the Portfolio, although they are compensated as employees of DWS, or its affiliates, and as a result may be deemed to participate in fees paid by the Portfolio. The following tables show, for each current Independent Board Member, compensation from the Portfolio during its most recently completed fiscal year, and aggregate compensation from all of the funds in the DWS fund complex during calendar year 2025.
Aggregate Compensation from the Portfolio
Board Member	Deutsche DWS Equity 500 Index Portfolio
Independent Board Member:
Jennifer S. Conrad	$7,644
Mary Schmid Daugherty	$7,644
Keith R. Fox	$10,645
Chad D. Perry	$8,244
Rebecca W. Rimel	$8,244
Catherine Schrand	$8,484
Total Compensation from DWS Fund Complex
Board Member	Total Compensation from the Portfolio and DWS Fund Complex(1)
Independent Board Member:
Jennifer S. Conrad	$325,000
Mary Schmid Daugherty	$325,000
Keith R. Fox(2)	$450,000
Chad D. Perry(3)	$350,000
Rebecca W. Rimel(3)	$350,000
Catherine Schrand(3)	$360,000
(1)
For each Independent Board Member, total compensation from the DWS fund complex represents compensation from 66 funds as of December 31, 2025.
(2)
Includes $125,000 in annual retainer fees received by Mr. Fox as Chairperson of the DWS funds.
(3)
Includes $25,000 in annual retainer fees for serving as Chairperson of a Board committee (other than the Audit Committee) of the DWS funds and $35,000 in annual retainer fees for serving as Chairperson of the Audit Committee of the DWS funds, as applicable.
Codes of Ethics
The Portfolio, the Advisor, the Portfolio’s exclusive placement agent, and the Portfolio’s subadvisor, Northern Trust Investments, Inc. (“NTI”), have adopted codes of ethics under Rule 17j-1 under the 1940 Act. Board Members, officers of the Portfolio and employees of the Advisor and exclusive placement agent are permitted to make personal securities transactions, including transactions in securities that may be purchased or held by the Portfolio, subject to requirements and restrictions set forth in the applicable Code of Ethics. The Advisor’s Code of Ethics contains provisions and requirements designed to identify and address certain conflicts of interest between personal investment activities and the interests of the Portfolio. Among other things, the Advisor’s Code of Ethics prohibits certain types of transactions absent prior approval, imposes time periods during which personal transactions may not be made in certain securities, and requires the submission of duplicate broker confirmations and quarterly reporting of securities transactions. Additional restrictions apply to portfolio managers, traders, research analysts and others involved in the investment advisory process. Exceptions to these and other provisions of the Advisor’s or NTI’s Codes of Ethics may be granted in particular circumstances after review by appropriate personnel.

Proxy Voting Policy and Guidelines
The Portfolio has delegated proxy voting responsibilities to the Advisor, subject to the Board’s general oversight. The Portfolio has delegated proxy voting responsibilities to the Advisor with the direction that proxies should be voted consistent with the Portfolio’s best economic interests. The Advisor has adopted its own Proxy Voting Policy and Guidelines (“Policy”) for this purpose. The Policy addresses, among other things, conflicts of interest that may arise between the interests of the Portfolio, and the interests of the Advisor and its affiliates, including the Portfolio’s exclusive placement agent.
The Policy is incorporated by reference to the section entitled “Part II: Appendix II-I—Proxy Voting Policy and Guidelines”
in the Statement of Additional Information for Deutsche DWS Institutional Funds—DWS Equity 500 Index Fund (Class R6, Institutional Class and Class S), filed with the SEC in Post-Effective Amendment No. 129 on April 28, 2026 (File Nos. 033-34079 and 811-06071).
You may obtain information about how the Portfolio voted proxies related to its portfolio securities during the 12-month period ended June 30 by visiting the SEC’s Web site at www.sec.gov or by visiting our Web site at dws.com/en-us/resources/proxy-voting.
Item 18. Control Persons and Principal Holders of Securities
As of April 2, 2026, DWS Equity 500 Index Fund and DWS S&P 500 Index Fund, each a series of Deutsche DWS Institutional Funds (each a “Feeder Fund” and together, the “Feeder Funds”), owned approximately 22% and 78%, respectively, of the value of the outstanding interests in the Portfolio. Because each Feeder Fund owns more than 25% of the outstanding interests in the Portfolio, it could be deemed to control the Portfolio, which means it may take actions without the approval of other investors in the Portfolio. Deutsche DWS Institutional Funds is a Massachusetts business trust with principal executive offices at 875 Third Avenue, New York, NY 10022.
Each Feeder Fund has informed the Portfolio that whenever it is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the Feeder Fund will hold a meeting of its shareholders and will cast its votes as instructed by the Feeder Fund’s shareholders. It is anticipated that other registered investment companies investing in the Portfolio will follow the same or a similar practice.
Item 19. Investment Advisory and Other Services
Management of the Portfolio
The Investment Advisor
DWS Investment Management Americas, Inc. (“DIMA” or the “Advisor”), with headquarters at 875 Third Avenue, New York, NY 10022, is the investment advisor for the Portfolio. Under the oversight of the Board, the Advisor, or the subadvisor makes investment decisions, buys and sells securities for the Portfolio and conducts research that leads to these purchase and sale decisions. The Advisor is an indirect, wholly-owned subsidiary of DWS Group GmbH & Co. KGaA (“DWS Group”), a separate, publicly-listed financial services firm that is an indirect, majority-owned subsidiary of Deutsche Bank AG. The Advisor and its predecessors have more than 95 years of experience managing mutual funds and provide a full range of global investment advisory services to institutional and retail clients.
DWS represents the asset management activities conducted by DWS Group or any of its subsidiaries, including DIMA, other affiliated investment advisors and DWS Distributors, Inc. (“DDI” or the “Distributor”). DWS is a global organization that offers a wide range of investing expertise and resources, including hundreds of portfolio managers and analysts and an office network that reaches the world’s major investment centers. This well-resourced global investment platform brings together a wide variety of experience and investment insight across industries, regions, asset classes and investing styles.

DWS Investment Management Americas, Inc., DWS Distributors, Inc. and their advisory affiliates (“DWS Service Providers”) have sought and obtained a permanent order from the Securities and Exchange Commission providing exemptive relief under Section 9 of the Investment Company Act of 1940, as amended, on which the DWS Service Providers rely in connection with the continued provision of investment advisory and underwriting services to the funds and other registered investment companies.
Pursuant to an Investment Management Agreement with the Portfolio, DIMA receives a fee for its services at the rate set forth below in the section entitled “Fee payable to DIMA for investment management services.”
DWS Name. Under a separate agreement, DWS Investment GmbH has granted a license to DWS Group which permits the DWS funds to utilize the “DWS” trademark.
Subadvisor for the Portfolio
Northern Trust Investments, Inc. (“NTI”), the subadvisor for the Portfolio, is located at 50 South LaSalle Street, Chicago, IL 60603. NTI, a subsidiary of Northern Trust Corporation, is an Illinois State Banking Corporation and an investment adviser registered under the Investment Advisers Act of 1940, as amended. It primarily manages assets for institutional and individual separately managed accounts, investment companies and bank common and collective funds.
Northern Trust Corporation is regulated by the Board of Governors of the Federal Reserve System as a financial holding company under the U.S. Bank Holding Company Act of 1956, as amended.
As of December 31, 2025, Northern Trust Corporation, through its subsidiaries, had assets under custody of $18.7 trillion, and assets under investment management of $1.8 trillion.
Pursuant to a sub-advisory agreement between the Advisor and NTI with respect to the Portfolio, DIMA, not the Portfolio, compensates NTI for the services it provides to the Portfolio.
For its services under the Subadvisory Agreement, NTI receives a fee at the rate set forth below in the section entitled “Fee payable to NTI by DIMA for subadvisory services.”
Placement Agent. Pursuant to an Exclusive Placement Agent Agreement with the Portfolio, DDI, 222 South Riverside Plaza, Chicago, IL 60606, an affiliate of the Advisor, serves as Exclusive Placement Agent for the Portfolio.
Administrator. DIMA serves as the Portfolio’s administrator pursuant to an Administrative Services Agreement. For its services under the Administrative Services Agreement, the Administrator receives a fee at the rate set forth below in the section entitled “Fee payable to DIMA for administrative services.” The Administrator will pay Accounting Agency fees out of the Administrative Services fee.
Transfer Agent and Shareholder Service Agent. DWS Service Company (“DSC”), 222 South Riverside Plaza, Chicago, IL 60606, an affiliate of the Advisor, is the Portfolio’s transfer agent, dividend-paying agent and shareholder service agent pursuant to a transfer agency and service agreement (“Transfer Agency and Service Agreement”). Pursuant to a sub-transfer agency agreement between DSC and SS&C GIDS, Inc. (formerly known as DST Systems, Inc.) (“SS&C”), DSC has delegated certain transfer agent, dividend paying agent and shareholder servicing agent functions to SS&C. The costs and expenses of such delegation are borne by DSC, not by the Portfolio. The Portfolio does not pay a fee to DSC for services provided pursuant to the Transfer Agency and Service Agreement.
Custodian. State Street Bank and Trust Company (the “Custodian”), One Congress Street, Suite 1, Boston, MA 02114-2016, serves as the Portfolio’s custodian pursuant to a custody agreement with the Portfolio (“Custody Agreement”). Under the Custody Agreement with the Portfolio, the Custodian (i) maintains separate accounts in the name of the Portfolio, (ii) holds and transfers portfolio securities on account of the Portfolio, (iii) accepts receipts and makes disbursements of money on behalf of the Portfolio, and (iv) collects and receives all income and other payments and distributions on account of the Portfolio’s portfolio securities. The Custodian has entered into agreements with foreign subcustodians approved by the Board pursuant to Rule 17f-5 under the 1940 Act.

In some instances, the Custodian may use Deutsche Bank AG or its affiliates, as subcustodian (“DB Subcustodian”) in certain countries. To the extent a fund holds any securities in the countries in which the Custodian uses a DB Subcustodian as a subcustodian, those securities will be held by DB Subcustodian as part of a larger omnibus account in the name of the Custodian (“Omnibus Account”). For its services, DB Subcustodian receives (1) an annual fee based on a percentage of the average daily net assets of the Omnibus Account and (2) transaction charges with respect to transactions that occur within the Omnibus Account (e.g., foreign exchange transactions or corporate transactions). To the extent that a DB Subcustodian receives any brokerage commissions for any transactions, such transactions and amount of brokerage commissions paid by the Portfolio are set forth in Item 21 “Brokerage Allocation and Other Practices” below.
The Custodian’s fee may be reduced by certain earnings credits in favor of the Portfolio.
Independent Registered Public Accounting Firm. Ernst & Young LLP, 200 Clarendon Street, Boston, Massachusetts 02116, serves as the Portfolio’s independent registered public accounting firm. The independent registered public accounting firm audits the financial statements of the Portfolio and provides other audit, tax and related services.
Fee Rates of Service Providers
Fee payable to DIMA for investment management services
The management fee for the Portfolio, at the annual percentage rate of daily net assets, is indicated below:
Portfolio Name	Management Fee Rate
Deutsche DWS Equity 500 Index Portfolio	0.05%
Fee payable to DIMA for administrative services
The Portfolio pays DIMA an administrative services fee, computed daily and paid monthly, of 0.030% of the Portfolio’s average daily net assets.
Fee payable to NTI by DIMA for subadvisory services
The following sets forth information relating to subadvisory fees paid by DIMA to NTI. The subadvisory fee paid by DIMA for the Portfolio is computed daily and payable monthly, at the annual percentage rate of the daily net assets overseen by NTI.
Portfolio Name	Subadvisor	Subadvisor Fee Rate
Deutsche DWS Equity 500 Index Portfolio	NTI	First $2.0 billion 0.015% Next $2.0 billion 0.010% Thereafter 0.005%
Service Provider Compensation
Fiscal Year Ended	Gross Amount Paid to DIMA for Advisory Services	Amount Waived by DIMA for Advisory Services	Gross Amount Paid to DIMA for General Administrative Services	Amount Waived by DIMA for General Administrative Services	Amount Paid by DIMA to Non-Affiliated Subadvisor(s) for Subadvisory Services
2025	$909,296	$0	$545,578	$0	$176,806
2024	$856,057	$0	$513,634	$0	$166,127
2023	$757,975	$0	$454,785	$0	$149,342
Securities Lending
During the most recent fiscal year, Fidelity Agency Lending (“FAL”), a business unit within National Financial Services LLC, served as the securities lending agent to the Portfolio.

As a securities lending agent, FAL is responsible for the implementation and administration of the Portfolio’s securities lending program. Pursuant to its Securities Lending Agency Agreement (“Securities Lending Agreement”) with the Portfolio, FAL, as a general matter, performs various services, including the following:
•
lend available securities to institutions that are approved borrowers
•
determine whether a loan shall be made and negotiate and establish the terms and conditions of the loan with the borrower
•
ensure that all dividends and other distributions paid with respect to loaned securities are credited to the Portfolio’s relevant account
•
receive and hold, on the Portfolio’s behalf, or transfer to a Portfolio account, upon instruction by the Portfolio, collateral from borrowers to secure obligations of borrowers with respect to any loan of available securities
•
mark-to-market the market value of loaned securities relative to the market value of the collateral each business day
•
obtain additional collateral, as needed, in order to maintain the value of the collateral relative to the market value of the loaned securities at the levels required by the Securities Lending Agreement
•
at the termination of a loan, return the collateral to the borrower upon the return of the loaned securities
•
in accordance with the terms of the Securities Lending Agreement, invest cash collateral in permitted investments, including investments managed by the Portfolio’s investment adviser
•
maintain records relating to the Portfolio’s securities lending activity and provide to the Portfolio a monthly statement describing, among other things, the loans made during the period, the income derived from the loans (or losses incurred) and the amounts of any fees or payments paid with respect to each loan
FAL was compensated for the above-described services from its securities lending revenue split. The table below shows the income the Portfolio earned and the fees and compensation it paid to service providers in connection with its securities lending activities during its most recent fiscal year.
Securities Lending Activities – Income and Fees for Fiscal Year 2025
Deutsche DWS Equity 500 Index Portfolio
Gross income from securities lending activities (including income from cash collateral reinvestment)	$45,758
Fees and/or compensation for securities lending activities and related services
Fees paid to securities lending agent from a revenue split	$233
Fees paid for any cash collateral management service (including fees deducted from a pooled cash collateral reinvestment vehicle) that are not included in the revenue split	$2,258
Administrative fees not included in revenue split	$0
Indemnification fee not included in revenue split	$0
Rebate (paid to borrower)	$41,114
Other fees not included in revenue split	$0
Aggregate fees/compensation for securities lending activities and related services	$43,605
Net income from securities lending activities	$2,153

Item 20. Portfolio Managers
Portfolio Management
Portfolio Ownership of Portfolio Managers
The following table shows the dollar range of interests or shares, as applicable, owned beneficially and of record by the portfolio management team for the Portfolio as well as in all US registered DWS funds advised by the Advisor as a group, including investments by their immediate family members sharing the same household and amounts invested through retirement and deferred compensation plans. This information is provided as of the Portfolio's most recent fiscal year end.
Name of Portfolio Manager	Dollar Range of Portfolio Interests Owned	Dollar Range of All DWS Fund Shares Owned
Chris J. Jaeger	$0	N/A
Michael Gleeman	$0	N/A
Conflicts of Interest
NTI’s portfolio managers are often responsible for managing one or more funds, as well as other client accounts, including ETFs, separate accounts and other pooled investment vehicles. A portfolio manager may manage various client accounts that may have materially higher or lower fee arrangements than the Portfolio. The side-by-side management of these accounts may raise potential conflicts of interest relating to cross trading, the allocation of investment opportunities and the aggregation and allocation of trades. In addition, while portfolio managers generally only manage accounts with similar investment strategies, it is possible that due to varying investment restrictions among accounts certain investments are made for some accounts and not others or conflicting investment positions could be taken among accounts. Some portfolio managers may be dual officers of one or more NTI affiliates and undertake investment advisory duties for the affiliates. The portfolio managers have a responsibility to manage all client accounts in a fair and equitable manner. NTI seeks to provide best execution of all securities transactions and aggregate and then allocate securities to client accounts in a fair and timely manner. To this end, NTI has developed policies and procedures designed to mitigate and manage the potential conflicts of interest that may arise from side-by-side management. NTI may have a financial incentive to favor accounts with performance-based fees because there may be an opportunity to earn greater fees on such accounts compared to accounts without performance-based fees. As a result, NTI may have an incentive to allocate investment opportunities and aggregate or allocate trades in favor of the account that pays a performance fee. NTI may also have an incentive to recommend investments that may be riskier or more speculative than those that it would recommend under a different fee arrangement. NTI may invest client accounts in affiliated investment pools. If appropriate and consistent with the client’s investment objectives and applicable law, NTI may recommend to clients investment pools in which it or an affiliate provides services for a fee. NTI has an incentive to allocate investments to these types of affiliated investment pools in order to generate additional fees for NTI or its affiliates. In addition, NTI could direct its best investment ideas to these investment products or investment pools to the potential disadvantage of the Portfolio. As NTI becomes aware of additional potential or actual conflicts of interest, they will be reviewed on a case-by-case basis.
NTI manages its client accounts consistent with applicable law and follows its own policies and procedures that are reasonably designed to treat clients fairly and to prevent any client or group of clients from being systematically favored or disadvantaged.
The table below shows the number and asset size of: (1) SEC registered investment companies (or series thereof) other than the Portfolio, (2) pooled investment vehicles that are not registered investment companies and (3) other accounts (e.g., accounts managed for individuals or organizations) managed by Chris J. Jaeger and Michael Gleeman,the portfolio managers. Total assets attributed to a portfolio manager in the table below include total assets of each account managed, although a portfolio manager may only manage a portion of such account’s assets. For a fund subadvised by subadvisors unaffiliated with the Advisor, total assets of funds managed may only include assets allocated to the portfolio manager and not the total assets of a fund managed. The table also shows the number of performance-based fee accounts, as well as the total assets of the accounts for which the advisory fee is based on the performance of the account. This information is provided as of the Portfolio's most recent fiscal year end.
Type of Account	Number	Total Assets	Number of Investment Company Accounts with Performance- Based Fee	Total Assets of Performance-Based Fee Accounts
Other SEC Registered Investment Companies
Chris J. Jaeger	8	$24,777,636,673	0	$0
Michael Gleeman	3	$3,309,609,607	0	$0
Other Pooled Investment Vehicles
Chris J. Jaeger	8	$97,310,494,811	0	$0
Michael Gleeman	9	$22,053,357,631	0	$0
Other Accounts
Chris J. Jaeger	11	$14,464,668,833	0	$0
Michael Gleeman	9	$8,947,580,842	0	$0
Compensation by NTI
The compensation for NTI's portfolio managers is informed by the competitive marketplace and consists of base salary and the opportunity to earn an incentive award. In addition, non-cash incentives, such as stock options or restricted stock of Northern Trust Corporation, may be awarded from time to time. The incentive award is discretionary and is based on a quantitative and qualitative evaluation of each team member’s investment performance and contribution to his or her respective team plus the financial performance of the investment business unit and Northern Trust Corporation as a whole. In addition, the annual cash incentive award for portfolio managers is not based on the investment performance of the Portfolio or the amount of assets held in the Portfolio. Moreover, no material differences exist between the compensation structure for mutual fund accounts and other types of accounts.
Item 21. Brokerage Allocation and Other Practices
Portfolio Transactions
The Advisor is generally responsible for placing orders for the purchase and sale of portfolio securities, including the allocation of brokerage. The Advisor may delegate trade execution, trade matching and settlement services to DWS’s branch offices or affiliates located in the US or outside the US. With respect to the Portfolio, references in this section to the “Advisor” should be read to mean NTI, except as noted below.
The policy of the Advisor in placing orders for the purchase and sale of securities for a fund is to seek best execution, taking into account execution factors such as: costs; speed; likelihood of execution and settlement; size; nature; and any other consideration relevant to the execution of a particular order. The relative importance of these execution factors will be determined based on the following criteria: characteristics of the order; the financial instruments that are the subject of the order; the characteristics of the execution venues to which the order can be directed; the current market circumstances; and the objectives, investment policies and risks of a fund. Generally, the Advisor will regard price and cost as the important factors for best execution, however there may be circumstances when the Advisor may determine that other execution factors have a greater influence for a particular order in achieving the best possible result.

The Advisor will generally select brokers to effect securities transactions based on a number of criteria, including their: market and security familiarity; access to liquidity or willingness to commit risk to a principal trade; financial stability and certainty of settlement; reliability and integrity of maintaining confidentiality; soundness of technological infrastructure and operational capabilities; safeguards and compliance controls to protect clients; pricing costs for execution-only services; and ability to provide transaction costs analysis.
Commission rates on transactions in equity securities on US securities exchanges are subject to negotiation. Commission rates on transactions in equity securities on foreign securities exchanges are generally fixed. Purchases and sales of fixed-income securities and certain over-the-counter securities are effected on a net basis, without the payment of brokerage commissions. Transactions in fixed income and certain over-the-counter securities are generally placed by the Advisor with the principal market makers for these securities unless the Advisor reasonably believes more favorable results are available elsewhere. Transactions with dealers serving as market makers reflect the spread between the bid and asked prices. Purchases of underwritten issues will include an underwriting fee paid to the underwriter. Money market instruments are normally purchased in principal transactions directly from the issuer or from an underwriter or market maker. The Advisor seeks to evaluate the overall reasonableness of brokerage commissions with commissions charged on comparable transactions and compares the brokerage commissions (if any) paid by the funds to reported commissions paid by others. The Advisor routinely reviews commission rates, execution and settlement services performed and makes internal and external comparisons.
It is likely that the broker-dealers selected based on the considerations described in this section will include firms that also sell shares of the funds to their customers. However, the Advisor does not consider sales of shares of the funds as a factor in the selection of broker-dealers to execute portfolio transactions for the funds and, accordingly, has implemented policies and procedures reasonably designed to prevent its traders from considering sales of shares of the funds as a factor in the selection of broker-dealers to execute portfolio transactions for the funds.
The Advisor is permitted by Section 28(e) of the 1934 Act, when placing portfolio transactions for a fund, to cause a fund to pay brokerage commissions in excess of that which another broker-dealer might charge for executing the same transaction in order to obtain research and brokerage services if the Advisor determines that such commissions are reasonable in relation to the overall services provided. The Advisor may from time to time, in reliance on Section 28(e) of the 1934 Act, execute portfolio transactions with broker-dealers that provide research and brokerage services to the Advisor. Consistent with the Advisor’s policy regarding best execution, where more than one broker is believed to be capable of providing best execution for a particular trade, the Advisor may take into consideration the receipt of research and brokerage services in selecting the broker-dealer to execute the trade. Although certain research and brokerage services from broker-dealers may be useful to a fund and to the Advisor, it is the opinion of the Advisor that such information only supplements its own research effort since the information must still be analyzed, weighed and reviewed by the Advisor’s staff. To the extent that research and brokerage services of value are received by the Advisor, the Advisor avoids expenses that it might otherwise incur. Research and brokerage services received from a broker-dealer may be useful to the Advisor and its affiliates in providing investment management services to all or some of its clients, which includes a fund. Services received from broker-dealers that executed securities transactions for a fund will not necessarily be used by the Advisor specifically to service that fund.
Research and brokerage services provided by broker-dealers may include, but are not limited to, information on the economy, industries, groups of securities, individual companies, statistical information, accounting and tax law interpretations, political developments, legal developments affecting portfolio securities, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance analysis and measurement and analysis of corporate responsibility issues. Research and brokerage services are typically received in the form of written or electronic reports, access to specialized financial publications, telephone contacts and personal meetings with security analysts, but may also be provided in the form of access to various computer software and meetings arranged with corporate and industry representatives. In addition, the Advisor may also select broker-dealers and obtain from them research and brokerage services that are used in connection with executing trades, such as computer software and/or electronic communication services used by the Advisor to facilitate trading activity with a broker-dealer.

Research and brokerage services may include products obtained from third parties if the Advisor determines that such product or service constitutes brokerage and research as defined in Section 28(e) and interpretations thereunder. Provided a subadvisor is acting in accordance with any instructions and directions of the Advisor or the Board, the subadvisor is authorized to pay to a broker or dealer who provides third party brokerage and research services a commission for executing a portfolio transaction for a fund in excess of what another broker or dealer may charge, if the subadvisor determines in good faith that such commission was reasonable in relation to the value of the third party brokerage and research services provided by such broker or dealer.
The Advisor may use brokerage commissions to obtain certain brokerage products or services that have a mixed use (i.e., it also serves a function that does not relate to the investment decision-making process). In those circumstances, the Advisor will make a good faith judgment to evaluate the various benefits and uses to which it intends to put the mixed use product or service and will pay for that portion of the mixed use product or service that it reasonably believes does not constitute research and brokerage services with its own resources.
The Advisor will monitor regulatory developments and market practice in the use of client commissions to obtain research and brokerage services and may adjust its portfolio transactions policies in response thereto.
Due to European regulatory changes affecting the Advisor and certain of its affiliates, beginning in January 2018, funds (or portions thereof) subadvised by the Advisor’s European affiliates will no longer participate in the client commission arrangements described above with respect to obtaining research services. For those funds (or relevant portions thereof), the Advisor or its affiliates will pay for research services previously obtained through use of client commissions from their own assets. The Advisor and its affiliates have put into place procedures to ensure that all funds managed by the Advisor or its affiliates pay only their proportionate share of the cost of research services, as appropriate. The subadvisory agreements for the relevant funds have been modified to reflect the European regulatory changes.
Investment decisions for a fund and for other investment accounts managed by the Advisor are made independently of each other in light of differing conditions. However, the same investment decision may be made for two or more of such accounts. In such cases, simultaneous transactions are inevitable. To the extent permitted by law, the Advisor may aggregate the securities to be sold or purchased for a fund with those to be sold or purchased for other accounts in executing transactions. The Advisor has adopted policies and procedures that are reasonably designed to ensure that when the Advisor aggregates securities purchased or sold on behalf of accounts, the securities are allocated among the participating accounts in a manner that the Advisor believes to be fair and equitable. The Advisor makes allocations among accounts based upon a number of factors that may include, but are not limited to, investment objectives and guidelines, risk tolerance, availability of other investment opportunities and available cash for investment. While in some cases this practice could have a detrimental effect on the price paid or received by, or on the size of the position obtained or disposed of for, a fund, in other cases it is believed that the ability to engage in volume transactions will be beneficial to a fund. With respect to limited opportunities or initial public offerings, the Advisor may make allocations among accounts on a pro-rata basis with consideration given to suitability.
The Advisor and its affiliates and each fund's management team manage other mutual funds and separate accounts, some of which use short sales of securities as a part of its investment strategy. The simultaneous management of long and short portfolios creates potential conflicts of interest including the risk that short sale activity could adversely affect the market value of the long positions (and vice versa), the risk arising from sequential orders in long and short positions, and the risks associated with receiving opposing orders at the same time. The Advisor has adopted procedures that it believes are reasonably designed to mitigate these potential conflicts of interest. Incorporated in the procedures are specific guidelines developed to ensure fair and equitable treatment for all clients. The Advisor and the investment team have established monitoring procedures and a protocol for supervisory reviews, as well as compliance oversight to ensure that potential conflicts of interest relating to this type of activity are properly addressed.
The Advisor may provide model portfolio recommendations for a variety of investment styles to clients of the Advisor and affiliates. Model portfolios may relate to the same investment strategies that are also offered to or utilized by the Advisor’s other client accounts, including the DWS funds. The Advisor may provide model portfolio recommendations on a non-discretionary or discretionary basis to sponsors of model portfolio programs (Sponsors) who may utilize such recommendations in connection with the management of their client accounts; i.e., the Advisor may provide model portfolio recommendations to Sponsors who then execute securities transactions on behalf of their program clients in accordance with the model portfolios. Model portfolio related trading activity by Sponsors on behalf of their clients could potentially result in the Advisor’s non-model portfolio clients, including the DWS funds, receiving prices that are less favorable than prices that might otherwise have been obtained absent the Sponsors’ trading activity, particularly for orders that are large in relation to a security’s average daily trading volume. The Advisor intends to take reasonable steps to minimize the market impact on non-model portfolio client accounts of orders associated with model portfolio recommendations provided to Sponsors.
Deutsche Bank AG or one of its affiliates (or in the case of a subadvisor, the subadvisor or one of its affiliates) may act as a broker for the funds and receive brokerage commissions or other transaction-related compensation from the funds in the purchase and sale of securities, options or futures contracts when, in the judgment of the Advisor, and in accordance with procedures approved by the Board, the affiliated broker will be able to obtain a price and execution at least as favorable as those obtained from other qualified brokers and if, in the transaction, the affiliated broker charges the funds a rate consistent with that charged to comparable unaffiliated customers in similar transactions.
Brokerage Commissions
The amount of brokerage commissions paid by the Portfolio may change from year to year because of, among other things, changing asset levels, shareholder activity and/or portfolio turnover.
	Fiscal Year	Brokerage Commissions Paid by Portfolio
Deutsche DWS Equity 500 Index Portfolio	2025	$7,060
	2024	$12,778
	2023	$18,208
Brokerage Commissions Paid to Affiliated Brokers
	Fiscal Year	Name of Affiliated Broker	Affiliation	Aggregate Brokerage Commissions Paid by Fund to Affiliated Brokers	% of the Total Brokerage Commissions	% of the Aggregate Dollar Value of all Portfolio Transactions
Deutsche DWS Equity 500 Index Portfolio	2025	None	—	None	—	—
	2024	None	—	None	—	—
	2023	None	—	None	—	—
Listed below are the regular brokers or dealers (as such term is defined in the 1940 Act) of the Portfolio whose securities the Portfolio held as of the end of its most recent fiscal year and the dollar value of such securities.
Deutsche DWS Equity 500 Index Portfolio
Name of Regular Broker or Dealer or Parent (Issuer)	Securities of Regular Broker Dealers
JPMorgan Chase & Co.	$28,709,802
Bank of America Corp.	$12,092,630
Wells Fargo & Co.	$9,573,597
The Goldman Sachs Group, Inc.	$8,629,143
Morgan Stanley	$7,020,424
Citigroup, Inc.	$6,828,932
Bank of New York Mellon Corp.	$2,650,335

Name of Regular Broker or Dealer or Parent (Issuer)	Securities of Regular Broker Dealers
State Street Corp.	$1,171,798
Transactions for Research Services
For the most recent fiscal year, the Portfolio allocated the following amount of transactions, and related commissions, to broker-dealer firms that have been deemed by the Advisor to provide research services. The provision of research services was not necessarily a factor in the placement of business with such firms.
Fund	Amount of Transactions with Research Firms	Commissions Paid on Transactions with Research Firms
Deutsche DWS Equity 500 Index Portfolio	$0	$0
Item 22. Capital Stock and Other Securities
Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio’s net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Portfolio may not be transferred.
Each investor is entitled to a vote in proportion to the amount of its beneficial interest in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Portfolio may elect all of the Trustees of the Portfolio if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required and has no current intention to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio’s Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio’s Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of their investment).
The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the affirmative vote of the holders of not less than two-thirds of the beneficial interests of the Portfolio. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the affirmative vote of the holders of not less than two-thirds of the beneficial interests of the Portfolio, or (ii) by the Trustees of the Portfolio by written notice to its investors.
Investors in the Portfolio will be held personally liable (on a joint and several basis) for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents, covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.
The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

Item 23. Purchase, Redemption and Pricing of Shares
Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended. See Item 11 “Shareholder Information” in Part A of this Registration Statement.
Item 24. Taxation of the Portfolio
Taxes
The following is intended to be a general summary of certain US federal income tax consequences of investing in the Portfolio. It is not intended as a complete discussion of all such consequences, nor does it purport to deal with all categories of investors, some of which may be subject to special tax rules. Current and prospective investors are therefore advised to consult with their tax advisors before making an investment in the Portfolio. The Portfolio's investors are expected to be principally regulated investment companies. The summary below does not address tax consequences to shareholders of those regulated investment companies. Shareholders of those regulated investment companies should refer to the prospectuses and statements of additional information for those funds for a summary of the tax consequences applicable to them. The summary below is based on the laws in effect on the date of this Registration Statement and on existing judicial and administrative interpretations thereof, all of which are subject to change, possibly with retroactive effect. This summary assumes that each investor holds their interest in the Portfolio as a capital asset and is a taxable US investor (except as otherwise specifically provided below).
For purposes of this summary, a “US investor” is a beneficial owner of the interest in the Portfolio that is for US federal income tax purposes:
•
a citizen or individual resident of the United States (including certain former citizens and former long-term residents);
•
a corporation or other entity treated as a corporation for US federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•
an estate, the income of which is subject to US federal income taxation regardless of its source; or
•
a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons (as such term is defined under the Internal Revenue Code of 1986, as amended (the “Code”)) have the authority to control all of its substantial decisions or the trust has made a valid election in effect under applicable Treasury regulations to be treated as a United States person under the Code).
A “Non-US investor” is a beneficial owner of the interest in the Portfolio that is an individual, corporation, trust or estate and is not a US investor.
If an entity classified as a partnership (including any entity treated as a partnership for US federal income tax purposes) holds an interest in the Portfolio, the US federal income tax treatment of a partner in the partnership generally depends upon the status of the partner and the activities of the partnership. If you are a partnership holding the interest in the Portfolio or a partner in such a partnership, you should consult your tax advisor as to the particular US and foreign tax consequences of the partnership’s interest in the Portfolio.
Federal Income Tax Treatment of the Portfolio. It is intended that the Portfolio operate and be treated as a partnership for US federal income tax purposes and not as an association taxable as a corporation or a “publicly traded partnership” (as defined in Section 7704 of the Code) taxable as a corporation. As a result, the Portfolio generally is not expected to be subject to US federal income tax. Nonetheless, it will file appropriate information returns with the Internal Revenue Service (“IRS”) annually as described below in “Federal Income Taxation of Investors.”

Federal Income Taxation of Investors. Each US investor in the Portfolio is required to take into account in determining its US federal income tax liability its allocable share (as determined in accordance with the governing instruments of the Portfolio and Subchapter K of the Code, related Treasury regulations promulgated thereunder, and other applicable authority) of the Portfolio’s income, gain, loss, deductions, credits and tax preference items for any taxable year of the Portfolio ending with or within the taxable year of such US investor, without regard to whether the investor has received or will receive any cash or property distributions from the Portfolio.
The Portfolio may modify its allocations to investors to comply with applicable tax laws and US Treasury regulations, including, without limitation, the US Treasury regulations under Sections 704, 706, 708, 734, 743, 754, and 755 of the Code. It also may make special allocations of specific tax items, including gross income, gain, deduction, or loss. These modified or special allocations could result in a US investor receiving a larger or smaller share of income, gain, deduction, or loss (and/or income, gain, deduction, or loss of a different character) than they would in the absence of such modified or special allocations.
The amount of tax due, if any, with respect to gains and income of the Portfolio is determined separately for each US investor. The Portfolio will be required to file an information return on IRS Form 1065 and, following the close of the Portfolio’s taxable year, to provide each investor with a Schedule K-l indicating the investor’s allocable share of the Portfolio’s income, gains, losses, deductions, credits, and items of tax preference. Each investor, however, is responsible for keeping their own records for determining its tax basis in their Portfolio interests and calculating and reporting any gain or loss resulting from a Portfolio distribution or redemption or other disposition of Portfolio interests.
Investors who contribute assets in kind to the Portfolio in exchange for Portfolio interests (to the extent such investors do not recognize gains at the time of the contribution) generally will, at the time of disposition by the Portfolio of the investors’ contributed assets, be specially allocated gains or losses from such assets up to the amount of built-in gain or built-in loss, respectively, at the time of contribution. There are circumstances in which investors who contribute appreciated assets to the Portfolio in kind could recognize income up to the built-in gain in such assets at the time of contribution even in advance of a disposition of such assets. The IRS may successfully challenge any of the Portfolio’s allocations, elections or determinations, in which case an investor in the Portfolio interests may be allocated a larger or smaller share of any tax item.
Distributions and adjusted basis. In general, an investor’s adjusted basis in their interest in the Portfolio will initially equal the amount of cash and the adjusted basis in other property, if any, the investor has contributed for the interest and will be increased by the investor’s proportionate share of Portfolio income and gains and decreased (but not below zero) by the amount of cash distributions and the adjusted basis of any property distributed from the Portfolio to the investor and such investor’s distributive share of certain Portfolio expenses and losses. In addition, (1) an investor’s basis includes the investor’s share of the Portfolio’s liabilities, and (2) decreases in the investor’s share of liabilities are treated as cash distributions.
In general, an investor that receives cash in connection with the investor’s complete withdrawal from the Portfolio will recognize capital gain or loss to the extent of the difference between the proceeds received by such investor and such investor’s adjusted tax basis in its Portfolio interest immediately before the distribution. Gain or loss recognized as a result of a complete withdrawal from the Portfolio generally will be short-term or long-term capital gain or loss depending on the investor’s holding period in their interests in the Portfolio, except that an investor generally will recognize ordinary income (regardless of whether there would be net gain on the transaction and possibly in excess of net gain otherwise recognized) to the extent that the investor receives a cash distribution for the investor’s allocable share of (i) previously untaxed “unrealized receivables” (including any accrued but untaxed market discount) and (ii) substantially appreciated inventory, if any. The basis attributable to any unrealized receivables or substantially appreciated inventory might also affect the calculation of gain or loss from the other assets held by the Portfolio. An investor’s receipt of a non-liquidating cash distribution from the Portfolio generally will result in recognized gain (but not loss) only to the extent that the amount of the distribution exceeds such investor’s adjusted basis in their Portfolio interest before the distribution. If an investor acquired portions of their interest at different times or acquired their entire interest in a single transaction subject to different holding periods, the investor’s interest generally will have a divided holding period, which could cause the investor to recognize more or less short-term and long-term capital gain or loss than it would have with a single holding period.

An investor generally will not recognize gain or loss on an in-kind distribution of property from the Portfolio. An investor that receives an in-kind distribution of property from the Portfolio may be required to recognize taxable gain or loss upon a subsequent taxable disposition of that property. If the distribution does not represent a complete liquidation of the investor’s Portfolio interest, the investor’s basis in the distributed property generally will equal the Portfolio’s adjusted tax basis in the property, or, if less, the investor’s basis in their Portfolio interest before the distribution. If the distribution is made in complete liquidation of the investor’s Portfolio interest, the investor generally will take the assets with a tax basis equal to their adjusted tax basis in its Portfolio interest. Special rules apply to the distribution of property to an investor who contributed other property to the Portfolio and to the distribution of such contributed property to another investor. The federal income tax law generally requires a partner in a partnership to recognize gain on a distribution by the partnership of marketable securities, to the extent that the value of such securities exceeds the partner’s adjusted basis in their partnership interest. This requirement does not apply, however, to distributions to “eligible partners” of an “investment partnership,” as those terms are defined in the Code. It is intended that the Portfolio be operated so as to qualify as an “investment partnership,” although there can be no assurance that it will so qualify. If the Portfolio qualifies as an investment partnership, each investor should qualify as an “eligible partner,” provided that such investor contributes only cash and certain other liquid property to the Portfolio.
An investor cannot deduct losses from the Portfolio in an amount greater than such investor’s adjusted tax basis in its Portfolio interest as of the end of the Portfolio’s tax year. An investor may be able to deduct such excess losses in subsequent tax years to the extent that the investor’s adjusted tax basis in their interest exceeds zero in such years. Certain other limitations on the deductibility of Portfolio losses and certain expenses can also apply. For instance, Section 163(d) of the Code imposes limitations on the deductibility of investment interest by non-corporate taxpayers. Investment interest is defined as interest paid or accrued on indebtedness incurred or continued to purchase properties to be held for investment. Investment interest is deductible only to the extent of net investment income (i.e., investment income less investment expenses). Investment interest which cannot be deducted for any year because of the foregoing limitation may be carried forward and allowed as a deduction in a subsequent year to the extent the taxpayer has net investment income in such year. Because all or substantially all of the income or loss of the Portfolio is expected to be treated as arising from property held for investment, any interest expense incurred by a non-corporate investor to purchase or carry its interest in the Portfolio and its allocable share of interest expense incurred by the Portfolio may be subject to the investment interest limitations.
In addition, depending on the nature of its activities, the Portfolio may be deemed to be either an investor or trader in securities, or both if the Portfolio engages in multiple activities. If the Portfolio is deemed to be an investor, certain Portfolio fees and expenses (including, without limitation, the management fees) will be treated as miscellaneous itemized deductions of the Portfolio for US federal income tax purposes. An individual US investor and certain trusts or estates that hold interests in the Portfolio (directly or through certain pass-through entities, including a partnership, a nonpublicly offered regulated investment company, a Subchapter S corporation, or a grantor trust) may not deduct such fees and expenses for taxable years beginning after December 31, 2017. In addition, in the case of US individuals whose adjusted gross income exceeds a certain inflation adjusted threshold, the aggregate itemized deductions allowable for taxable years beginning on or after January 1, 2026 will be reduced by 2/37 of the lesser of (i) the amount of itemized deductions otherwise permissible under the Code or (ii) the amount of taxable income of the US individual for the taxable year (plus the amount of itemized deductions otherwise permissible under the Code) that exceeds the dollar amount at which the 37 percent rate bracket under Code Section 1 begins.
Federal Income Taxation of Portfolio Income. The Portfolio’s income and gains, if any, may consist of ordinary income, short-term capital gains, and/or long-term capital gains. Additionally, certain gains may be treated as ordinary income under one or more special tax rules. Accordingly, it is not clear what portion of the Portfolio’s income will consist of long-term capital gains, which are taxable to individual and other non-corporate US investors at reduced rates, or qualified dividend income, which is taxable to individual and other non-corporate US investors at long-term capital gains rates instead of ordinary income rates. Further, some or all of the taxable losses (if any) recognized by the Portfolio in a taxable year may consist of long-term or short-term capital losses, the deductibility of which is subject to certain limitations.

Dividends received by the Portfolio from domestic corporations and certain foreign corporations will be “qualified dividend income,” taxed in the hands of US investors that are individuals and other non-corporate US investors at the rates applicable to long-term capital gain, provided holding period and other requirements are met by such US investors with respect to the underlying securities generating such dividend income and the Portfolio also meets the same holding period and other requirements. A dividend will not be treated as qualified dividend income by the Portfolio or its investors (1) if the dividend is received with respect to any share of stock held by the Portfolio for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (2) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (3) if the recipient elects to have the dividend income treated as investment income for purposes of the limitation on deductibility of investment interest, or (4) if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States) or (b) treated as a passive foreign investment company or surrogate foreign corporation that is not treated as a domestic corporation under Section 7874 of the Code. For purposes of determining the holding period for stock on which a dividend is received, such holding period is reduced for any period the recipient has an option to sell, is under a contractual obligation to sell or has made (and not closed) a short sale of substantially identical stock or securities, and in certain other circumstances. In addition, qualified dividend income does not include any dividends received from tax-exempt corporations or interest from fixed income securities. Also, dividend distributions received by the Portfolio from a real estate investment trust under Subchapter M of the Code (“REIT”) or a regulated investment company under Subchapter M of the Code (“regulated investment company”) are generally qualified dividend income only to the extent the dividend distributions are made out of qualified dividend income received by such REIT or regulated investment company.
Net investment income will qualify for the 50% dividends-received deduction generally available to US corporations to the extent of qualifying dividends received by the Portfolio from domestic corporations for the taxable year. A dividend received by the Portfolio will not be treated as a dividend eligible for the dividends-received deduction (i) if it has been received with respect to any share of stock that the Portfolio has held for less than 46 days (91 days in the case of certain preferred stock) during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend (during the 181-day period beginning 90 days before such date in the case of certain preferred stock) or (ii) to the extent that the recipient is under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. Moreover, the dividends received deduction may otherwise be disallowed or reduced by application of various provisions of the Code (for instance, the dividends-received deduction is reduced in the case of a dividend received on debt-financed stock (generally, stock acquired with borrowed funds)). Distributions from REITs do not qualify for the deduction for dividends received. Dividend distributions from regulated investment companies are generally eligible for the deduction for dividends received only to the extent the dividend distributions are made out of qualifying dividend income received by the regulated investment companies.
Income received by the Portfolio in lieu of dividends with respect to dividend income received by the Portfolio on securities it temporarily purchased from a counterparty pursuant to a repurchase agreement that is treated for US federal income tax purposes as a loan by the Portfolio, will not constitute qualified dividend income to individual and other non-corporate US investors and will not be eligible for the dividends-received deduction for corporate US investors.
Securities lending. Securities lending activities may result in adverse tax consequences for the investors in the Portfolio. While securities are loaned by the Portfolio, the borrower will pay the Portfolio amounts equal to any dividends or interest paid on the borrowed securities in lieu of the dividends or interest. For federal income tax purposes, payments made in lieu of dividends are not considered dividend income and, in turn, do not qualify for the preferential tax rates on qualified dividends for individuals or the dividends-received deduction for corporations. Additionally, if the Portfolio loans tax-exempt securities, any payments made in lieu of tax-exempt interest will be considered taxable income to the Portfolio, and thus, to its investors, even though such interest may be tax-exempt when paid to the borrower of the securities. The Portfolio will not be able to pass-through to its investors foreign taxes withheld on payments made in lieu of dividends or interest. Current and prospective investors should consult their own financial intermediaries or tax advisors to discuss how securities lending affects their particular circumstances.

Special federal income tax provisions that apply to certain investments. Certain of the Portfolio’s investment practices are subject to special and complex federal income tax provisions, including rules relating to short sales, constructive sales, “straddle” and “wash sale” transactions and mark-to-market rules, that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gains into higher taxed short-term capital gains or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss, (iv) cause the recognition of income or gain without a corresponding receipt of cash and/or (v) adversely alter the characterization of certain Portfolio investments. Moreover, the straddle rules and short sale rules may require the capitalization of certain related expenses of the Portfolio.
Certain debt obligations. The Portfolio’s investment in debt obligations that are issued with original issue discount (OID) or acquired with market discount or acquisition discount will be subject to special federal income tax rules. Pursuant to these special rules, the Portfolio may be required to include any such OID or discount generated on these securities in its taxable income, and allocate that income to its investors, over the term of the securities, even though payment of those amounts are not received until a later time, upon partial or full repayment or disposition of the debt securities. These investments may also affect the character of income recognized by the Portfolio and allocated to its investors.
Derivatives. A Portfolio’s transactions in foreign currencies, derivative instruments (e.g., forward contracts, swap agreements, options and futures contracts (including options and futures contracts on foreign currencies)), as well as any of its other hedging, short sale or similar transactions, may be subject to special provisions of the Code (including provisions relating to “hedging transactions” and “straddles”) that, among other things, may affect the character of gains or losses (i.e., may affect whether gains or losses are ordinary or capital), accelerate recognition of income and defer losses. These rules could therefore affect the amount, timing and/or character of income, gains, losses and other tax items that are allocable to investors and could cause US investors to be taxed on amounts in excess of cash received by the Portfolio.
Because federal income tax rules applicable to these types of transactions are in some cases uncertain under current law, an adverse determination or future guidance by the IRS with respect to these rules (which determination or guidance could be retroactive) may cause changes in an investor's allocation of any tax item, possibly for prior years.
REITs. The Portfolio’s investments in equity securities of REITs may result in the Portfolio’s receipt of cash in excess of the REIT’s earnings, with this excess constituting a return of capital to investors. In addition, such investments in REIT equity securities also may require investors to accrue income not yet distributed by the REIT. Dividends received by the Portfolio from a REIT will not qualify for the corporate dividends-received deduction and generally will not constitute qualified dividend income. For taxable years beginning after December 31, 2017, qualified REIT dividends (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income) are eligible for a 20% federal income tax deduction in the case of US investors that are individuals, trusts and estates. A US investor that is a regulated investment company for federal income tax purposes that is allocated qualified REIT dividends may be able to elect to pass the special character of this income through to its shareholders.
Under a notice issued by the IRS in October 2006 and Treasury regulations that have yet to be issued but may apply retroactively, a portion of the Portfolio’s income from a REIT (or other pass-through entity) that is attributable to a residual interest in a real estate mortgage investment conduit (REMIC) (including a residual interest in a collateralized mortgage obligation (CMO) for which an election to be treated as a REMIC is in effect) or an equity interest in a taxable mortgage pool (TMP) (referred to in the Code as an “excess inclusion”) will be subject to federal income tax in all events. This notice also provides, and the regulations are expected to provide, that excess inclusion income of a partnership will be allocated to investors in the partnership consistent with their allocation of other items of income, with the same consequences as if the investors held the related REMIC or TMP interest directly.
In general, excess inclusion income allocated to US investors (i) may constitute “unrelated business taxable income” (UBTI) for those entities who would otherwise be exempt from federal income tax, such as individual retirement accounts, 401(k) accounts, Keogh plans, pension plans and certain charitable entities, that invest in a regulated investment company to which the Portfolio allocates excess inclusion income, thereby potentially requiring an entity that otherwise might not be required to file a federal income tax return, to file a tax return and pay tax on such income, (ii) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), and (iii) will not be eligible for reduced US withholding tax rates for Non-US investors (including Non-US investors eligible for the benefits of a US income tax treaty) that invest in a regulated investment company to which the Portfolio allocates excess inclusion income.
Foreign investments. The Portfolio may make investments that subject the Portfolio and/or investors directly or indirectly to taxation and/or tax filing obligations in foreign jurisdictions, including withholding taxes on dividends, interest, and capital gains. In particular, the Portfolio’s foreign investments may cause some of the income or gains of the Portfolio to be subject to withholding or other taxes of foreign jurisdictions, and could result in taxation on net income attributed to the jurisdiction if the Portfolio were considered to be conducting a trade or business in the applicable country through a permanent establishment or otherwise. Such foreign taxes and/or tax filing obligations may be reduced or eliminated by applicable income tax treaties, although investors should be aware that the Portfolio may not be entitled to claim reduced withholding rates on foreign taxes or may choose not to assert any such claim. The tax consequences to investors may depend in part on the direct and indirect activities and investments of the Portfolio. Accordingly, the Portfolio will be limited in its ability to avoid adverse foreign tax consequences resulting from the Portfolio’s underlying investments. Furthermore, some investors may not be eligible for certain or any income tax treaty benefits. Subject to applicable limitations, a US investor that is a regulated investment company for US federal income tax purposes may be entitled to elect to permit its shareholders to claim, for US federal income tax purposes, a credit or deduction for its allocable share of any foreign tax incurred by the Portfolio, including withholding taxes, so long as such foreign tax qualifies as a creditable income tax under the applicable Treasury regulations.
The Portfolio’s transactions in foreign currencies, foreign-currency-denominated debt obligations and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned. Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Portfolio accrues income or receivables or expenses or other liabilities denominated in a currency other than the Portfolio's “functional currency” and the time the Portfolio actually collects such receivables or income or pays such expenses or liabilities are generally treated as and allocated to investors as ordinary income or ordinary loss. In general, gains (and losses) on debt instruments will be treated as Section 988 gain (or loss) to the extent attributable to changes in exchange rates between the US dollar and the currencies in which the instruments are denominated. Similarly, gains or losses on foreign currency, foreign currency forward contracts and certain foreign currency options or futures contracts, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as and allocated to investors as ordinary income or loss.
Regulated investment company investors. It is intended that the Portfolio’s assets and income will be managed in such a way that an investor in the Portfolio will be able to satisfy the diversification and income requirements of Subchapter M of the Code for qualification as a regulated investment company, assuming that the investor has invested all or substantially all of its assets in the Portfolio.
Because the Portfolio is not required to make distributions to its investors each year, the income recognized by a regulated investment company in respect of its investment in the Portfolio could exceed amounts distributed by the Portfolio to the regulated investment company in a particular year. In addition, this situation can be exacerbated by certain of the Portfolio’s investments which, as described earlier, can give rise to “phantom” (noncash) income or otherwise cause timing differences between income recognition for federal income tax purposes and actual receipt of cash by the Portfolio on the investments. Accordingly, US investors that intend to meet the 90% distribution requirement for treatment as a regulated investment company could be required to redeem a portion of their interests in the Portfolio in order to obtain sufficient cash to satisfy the annual 90% distribution requirement with respect to such income and to otherwise avoid entity-level US federal income and excise taxes. The Portfolio, in turn, may sell portfolio holdings in order to meet such redemption requests, including at a time when it may not be advantageous to do so.
Backup Withholding

The Portfolio may be required to withhold US federal income tax on distributions, sales proceeds, redemption proceeds, and any other payments payable to investors who fail to provide the Portfolio with their correct taxpayer identification number or to make required certifications, who have underreported dividend or interest income, or who have been notified (or when the Portfolio is notified) by the IRS that they are subject to backup withholding. The backup withholding tax rate is currently a flat rate of 24%. Corporate US investors and certain other US investors specified in the Code generally are exempt from such backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against the US investor’s US federal income tax liability on such US investor's federal income tax return.
Audits and Adjustments to Tax Liability
The Portfolio’s tax returns are subject to review by the IRS and other taxing authorities. If the Portfolio were audited and the IRS or another taxing authority were successful in adjusting items of income, gain, loss or deduction, then subject to the Revised Audit Provisions discussed below, such adjustments could change the income tax liabilities of investors in the Portfolio and might require investors to file amended tax returns, which could result in an investor owing additional taxes, penalties and interest and in an audit of the investor’s own tax return.
For taxable years beginning on or after January 1, 2018, the federal income tax audit procedures that apply to partnerships, such as the Portfolio, changed. Under these rules (the “Revised Audit Provisions”), any adjustments to the Portfolio’s tax items (including any investor’s share thereof) would be determined in a proceeding at the Portfolio level. Any resulting underpayment of taxes (including interest and penalties) generally would be assessed against the Portfolio itself, notwithstanding that the Portfolio is not otherwise subject to federal income tax. As a result, such additional income tax assessment would be borne by the investors that own an interest in the Portfolio at the time of such assessment, which may be different persons, or persons with different ownership percentages, than the persons owning interests for the tax year at issue.
Under the Revised Audit Provisions, certain elections may be available to mitigate the impact of these adjustments on the Portfolio, including an election to “pass through” the adjustments to investors. If such an election were made, each person who was an investor in the year subject to audit would be responsible for any additional taxes, interest and penalties on its share of the adjustment.
US Tax Shelter Rules
The Portfolio may engage in transactions or make investments that would subject the Portfolio, its investors, and/or its “material advisors,” as defined in Treas. Reg. Sec. 301.6112-1(c)(1), to special rules requiring such transactions or investments by the Portfolio or investments in the Portfolio to be reported and/or otherwise disclosed to the IRS, including to the IRS’s Office of Tax Shelter Analysis (the “Tax Shelter Rules”). A transaction may be subject to reporting or disclosure if it is described in any of several categories of “reportable transactions” in Treas. Reg. Sec. 1.6011-4(b), which include, among others, transactions that result in the incurrence of a loss or losses exceeding certain thresholds or that are offered under conditions of confidentiality. Although the Portfolio does not expect to engage in transactions solely or principally for the purpose of achieving a particular tax consequence, there can be no assurance that the Portfolio will not engage in transactions that trigger the Tax Shelter Rules. In addition, an investor may have disclosure obligations with respect to its interest in the Portfolio if the investor (or the Portfolio in certain cases) participates in a reportable transaction.
Investors should consult their own tax advisors about their obligation to report or disclose to the IRS information about their investment in the Portfolio and participation in the Portfolio’s income, gain, loss, deduction, or credit with respect to transactions or investments subject to these rules. In addition, pursuant to these rules, the Portfolio may provide to its material advisors identifying information about the Portfolio’s investors and their participation in the Portfolio and the Portfolio’s income, gain, loss, deduction, or credit from those transactions or investments, and the Portfolio or its material advisors may disclose this information to the IRS upon its request. Significant penalties may apply for failure to comply with these rules.

In certain circumstances, the Portfolio and/or the Portfolio’s tax advisor may make special disclosures to the IRS of certain positions taken by the Portfolio.
Investor Reporting Obligations With Respect to Foreign Banks and Financial Accounts. US investors that own, directly or indirectly, more than 50% of the Portfolio could be required to report annually their “financial interest” in the Portfolio’s “foreign financial accounts,” if any, on FinCEN Form 114, Report of Foreign Bank and Financial Accounts.
FATCA
Sections 1471-1474 of the Code and the US Treasury regulations and IRS guidance issued thereunder (collectively the “Foreign Account Tax Compliance Act” or “FATCA”) generally require the Portfolio to obtain information sufficient to identify the status of each of its investors. If a Non-US investor fails to provide this information or otherwise fails to comply with FATCA, the Portfolio may be required to withhold under FATCA at a rate of 30% with respect to that Non-US investor on certain types of income, including interest or dividends it distributes or allocates to that investor. The IRS and the Department of Treasury have issued proposed regulations providing that these withholding rules will not apply to gross proceeds that are distributed or allocated to a Non-US investor or that are realized on the redemption of a Non-US investor’s interest in the Portfolio. The Department of Treasury has indicated that taxpayers generally may rely on these proposed regulations until final Treasury Regulations are issued. The Portfolio may disclose the information that it receives from (or concerning) its investors to the IRS, non-US taxing authorities or other parties as necessary to comply with FATCA, related intergovernmental agreements or other applicable law or regulation. Each investor is urged to consult its tax advisor regarding the applicability of FATCA and any other reporting requirements with respect to the investor’s own situation, including investments through an intermediary.
Non-Income, State, Local, and Foreign Taxes
The foregoing discussion does not address the US federal alternative minimum tax, or US federal non-income, state, local, or foreign tax, consequences of an investment in the Portfolio. It is possible that the Portfolio’s activities might generate tax return filing, reporting, or tax payment obligations in US states or local or foreign jurisdictions. Prospective investors should consult their own tax advisors regarding US federal non-income, state, local, and foreign tax matters.
The foregoing is only a summary of certain material US federal income tax consequences affecting the Portfolio and its investors. Current and prospective investors are advised to consult their own tax advisors with respect to the particular federal, state, local and foreign tax consequences to them of an investment in the Portfolio.
In particular, the Portfolio's investors are expected to be principally entities that intend to qualify for the special tax treatment accorded regulated investment companies under Subchapter M of the Code. The foregoing discussion does not address all of the special tax considerations applicable to those investors. Further, the summary above does not address tax consequences to shareholders of those regulated investment companies. Shareholders of those regulated investment companies should refer to the prospectuses and statements of additional information for those regulated investment companies for a summary of the tax consequences applicable to them. Potential investors that do not qualify or do not intend to qualify as regulated investment companies are advised to consult their tax advisors with respect to the particular tax consequences to them of an investment in the Portfolio.
Item 25. Underwriters
The exclusive placement agent for the Portfolio is DDI, which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.
Item 26. Calculation of Performance Data
Not Applicable.

Item 27. Financial Statements
The financial statements for the Portfolio, together with the report of the Independent Registered Public Accounting
Firm, financial highlights and notes to financial statements in the Annual Financial Statements and Other Information Report of Deutsche DWS Institutional Funds—DWS Equity 500 Index Fund (Class R6, Institutional Class and Class S), dated December 31, 2025, are incorporated herein by reference and are hereby deemed to be a part of this Part B. A copy of an Annual Financial Statements and Other Information Report may be obtained without charge by calling the Portfolio at (800) 728-3337.

Deutsche DWS Equity 500 Index Portfolio
PART C. OTHER INFORMATION
Responses to Items 28(e), (i) and (k) have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.
Item 28.	Exhibits
(a)	(1)	Declaration of Trust dated December 11, 1991. (Incorporated by reference to Amendment No. 4 to the Reg- istration Statement, as filed on April 26, 1996.)
	(2)	Amendment No. 1 to Declaration of Trust dated June 23, 1992. (Incorporated by reference to Amendment No. 4 to the Registration Statement, as filed on April 26, 1996.)
	(3)	Certificate of Amendment to the Declaration of Trust, dated May 16, 2003. (Incorporated by reference to Amendment No. 14 to the Registration Statement, as filed on May 1, 2004.)
	(4)	Certificate of Amendment to the Declaration of Trust, dated February 6, 2006. (Incorporated by reference to Amendment No. 17 to the Registration Statement, as filed on April 28, 2006.)
	(5)	Certificate of Amendment to the Declaration of Trust, dated August 11, 2014. (Incorporated by reference to Amendment No. 28 to the Registration Statement, as filed on May 1, 2015.)
	(6)	Certificate of Amendment to the Declaration of Trust, dated May 16, 2018. (Incorporated by reference to Amendment No. 32 to the Registration Statement, as filed on July 2, 2018.)
(b)	(1)	By-Laws dated December 11, 1991. (Incorporated by reference to Amendment No. 4 to the Registration Statement, as filed on April 26, 1996.)
	(2)	Amendment to By-Laws dated September 30, 2005. (Incorporated by reference to Amendment No. 28 to the Registration Statement, as filed on May 1, 2015.)
	(3)	Amendment to By-Laws, dated April 1, 2011. (Incorporated by reference to Amendment No. 22 to the Reg- istration Statement, as filed on April 29, 2011.)
(c)	(1)
Instruments defining the rights of shareholders, including the relevant portions of the Declaration of Trust, dated December 11, 1991, as amended through May 16, 2018 (see Section 9). Referenced in exhibits (a)(1)
through (a)(6) to this Item, above.

	(2)
Instruments defining the rights of shareholders, including the relevant portions of the By- Laws, dated
December 11, 1991, as amended through April 1, 2011 (see Article #1). Referenced in exhibits (b)(1)
through (b)(3) to this Item, above.

(d)	(1)
Amended and Restated Investment Management Agreement between the Registrant and Deutsche Invest-
ment Management Americas Inc. (now known as DWS Investment Management Americas, Inc.) dated
June 1, 2006 and revised as of January 1, 2007. (Incorporated by reference to Amendment No. 18 to the
Registration Statement, as filed on May 1, 2007.)

	(2)
Investment Sub-Advisory Agreement (as revised) between Deutsche Investment Management Americas Inc.
(now known as DWS Investment Management Americas, Inc.) and Northern Trust Investments, N.A. (now
known as Northern Trust Investments, Inc.) dated April 25, 2003 and revised as of January 1, 2007. (Incor-
porated by reference to Amendment No. 20 to the Registration Statement, as filed on April 30, 2009.)

(f)		Not applicable.
(g)	(1)
Master Custodian Agreement between the Registrant and State Street Bank and Trust Company dated
November 17, 2008. (Incorporated by reference to Amendment No. 19 to the Registration Statement, as
filed on April 30, 2009.)

	(2)
Amendment, effective as of January 20, 2017, to the Master Custodian Agreement dated November 17,
2008. (Incorporated by reference to Amendment No. 30 to the Registration Statement, as filed on
March 31, 2017.)

	(3)
Appendix A, effective as of July 2, 2018, to the Master Custodian Agreement dated November 17, 2008.
(Incorporated by reference to Amendment No. 32 to the Registration Statement, as filed on July 2, 2018.)

	(4)
Amendment, effective as of January 1, 2020, to the Master Custodian Agreement between the Registrant and State Street Bank and Trust Company, dated November 17, 2008. (Incorporated by reference to
Amendment No. 36 to the Registration Statement, as filed on April 30, 2021.)

	(5)
Amendment, effective as of March 20, 2024, to the Master Custodian Agreement between the Registrant and State Street Bank and Trust Company, dated November 17, 2008. (Incorporated by reference to
Amendment No. 40 to the Registration Statement, as filed on April 30, 2025.)

(h)	(1)
Amended and Restated Administrative Services Agreement between the Registrant and DWS Investment
Management Americas, Inc. dated August 19, 2022. (Portions omitted.) (Incorporated by reference to
Amendment No. 38 to the Registration Statement, as filed on April 28, 2023.)

	(2)
Sub-Administration and Sub-Accounting Agreement among State Street Bank and Trust Company and
Deutsche Investment Management Americas Inc. (now known as DWS Investment Management Americas,
Inc.), Scudder Fund Accounting Corporation, and Investment Company Capital Corp. dated April 1, 2003.
(Portions omitted.) (Incorporated by reference to Amendment No. 14 to the Registration Statement, as filed on April 29, 2004.)

	(3)
Amendment, effective as of January 20, 2017, to the Sub-Administration and Sub-Accounting Agreement
dated April 1, 2003. (Incorporated by reference to Amendment No. 31 to the Registration Statement, as
filed on April 30, 2018.)

	(4)
Amendment, effective as of June 29, 2018, to the Sub-Administration and Sub-Accounting Agreement
dated April 1, 2003. (Incorporated by reference to Amendment No. 33 to the Registration Statement, as
filed on January 23, 2019.)

	(5)
Amendment, effective as of January 1, 2020, to the Sub-Administration and Sub-Accounting Agreement,
dated April 1, 2003 (Portions omitted.) (Incorporated by reference to Amendment No. 35 to the Registration
Statement, as filed on April 29, 2020.)

	(6)
Amendment, effective as of March 20, 2024, to the Sub-Administration and Sub-Accounting Agreement,
dated April 1, 2003. (Incorporated by reference to Amendment No. 40 to the Registration Statement, as
filed on April 30, 2025.)

	(7)
Amendment, effective as of June 1, 2024, to the Sub-Administration and Sub-Accounting Agreement, dated
April 1, 2003. (Incorporated by reference to Amendment No. 40 to the Registration Statement, as filed on
April 30, 2025.)

	(8)
Schedule A, dated as of July 2, 2018, to the Sub-Administration and Sub-Accounting Agreement dated
April 1, 2003. (Incorporated by reference to Amendment No. 32 to the Registration Statement, as filed on
July 2, 2018.)

	(9)
Exclusive Placement Agent Agreement between Registrant and Scudder Distributors, Inc. (now known as
DWS Distributors, Inc.) dated August 19, 2002. (Incorporated by reference to Amendment No. 28 to the
Registration Statement, as filed on May 1, 2015.)

	(10)
Transfer Agency and Service Agreement between the Registrant and DWS Scudder Investment Service
Company (now known as DWS Service Company) dated June 1, 2006. (Incorporated by reference to
Amendment No. 18 to the Registration Statement, as filed on April 30, 2007.)

	(11)
Amendment No. 1, made as of July 13, 2016, to the Transfer Agency and Service Agreement dated June 1,
2006. (Incorporated by reference to Amendment No. 30 to the Registration Statement, as filed on
March 31, 2017.)

	(12)
Form of Expense Limitation Agreement, dated October 1, 2007, between the Registrant and Deutsche
Investment Management Americas Inc. (now known as DWS Investment Management Americas, Inc.).
(Filed herein.)

(j)		Consent of Independent Registered Public Accounting Firm. (Filed herein.)

(l)		Investment representation letters of initial investors. (Incorporated by reference to Registrant’s Registration Statement on Form N-1A, as filed on June 9, 1992.)
(m)		Not applicable.
(n)		Not applicable.
(o)		Reserved.
(p)	(1)
Northern Trust Asset Management Code of Ethics, as amended April 1, 2016; July 1, 2017; October 3,
2018; July 1, 2019; April 1, 2020; April 1, 2021; December 13, 2022; March 14, 2023; January 11, 2024;
November 1, 2024; and January 2, 2025. (Filed herein.)

	(2)	Code of Ethics - DWS Group (U.S. Registered Entities), dated August 22, 2025. (Filed herein.)
	(3)	DWS Funds and Germany Funds Code of Ethics, dated May 19, 2023. (Incorporated by reference to Amendment No. 39 to the Registration Statement, as filed on April 29, 2024.)
Item 29. Persons Controlled by or under Common Control with the Portfolio
None
Item 30. Indemnification
Article V, Section 5.4 of the of the Registrant’s Declaration of Trust (which is referenced in Exhibit (a)(1) to Item 28, above) (the “Declaration of Trust”), provides in effect that the Registrant will indemnify its officers and trustees under certain circumstances. However, in accordance with Sections 17(h) and 17(i) of the Investment Company Act of 1940, as amended (the “1940 Act”), and its own terms, said Article of the Declaration of Trust does not protect the Registrant’s officers and trustees against any liability to the Registrant or its shareholders to which such officer or trustee with respect to any matter as to which such person shall have been adjudicated to have acted in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.
Each of the trustees who is not an “interested person” (as defined under the 1940 Act) of the Registrant (a “Non-interested Trustee”) has entered into an indemnification agreement with the Registrant, which agreement provides that the Registrant shall indemnify the Non-interested Trustee against certain liabilities which such Non-interested Trustee may incur while acting in the capacity as a trustee, officer or employee of the Registrant to the fullest extent permitted by law, now or in the future, and requires indemnification and advancement of expenses unless prohibited by law. The indemnification agreement cannot be altered without the consent of the Non-interested Trustee and is not affected by amendments of the Declaration of Trust. In addition, the indemnification agreement adopts certain presumptions and procedures which may make the process of indemnification and advancement of expenses more timely, efficient and certain. In accordance with Section 17(h) of the 1940 Act, the indemnification agreement does not protect a Non-interested Trustee against any liability to the Registrant or its shareholders to which such Non-interested Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.
The Registrant has purchased insurance policies insuring its officers and trustees against certain liabilities which such officers and trustees may incur while acting in such capacities and providing reimbursement to the Registrant for sums which it may be permitted or required to pay to its officers and trustees by way of indemnification against such liabilities, subject to certain deductibles.
Item 31. Business and Other Connections of Investment Advisor
During the last two fiscal years, no director or officer of DWS Investment Management Americas, Inc., the investment advisor, has engaged in any other business, profession, vocation or employment of a substantial nature other than that of the business of investment management and, through affiliates, investment banking.

Item 32. Principal Underwriters
(a)
DWS Distributors, Inc. acts as exclusive placement agent for the Registrant and acts as principal underwriter for registered open-end management investment companies and other funds managed by DWS Investment Management Americas, Inc.
(b)
Information on the officers and directors of DWS Distributors, Inc., exclusive placement agent for the Registrant, is set forth below. The principal business address is 222 South Riverside Plaza, Chicago, Illinois 60606-5808.
(1) DWS Distributors, Inc. Name and Principal Business Address	(2) Positions and Offices with DWS Distributors, Inc.	(3) Positions and Offices with Registrant
Brian Maute 222 South Riverside Plaza Chicago, IL 60606-5808	Chairperson of the Board, Director, President, and Chief Executive Officer	None
Kevin Abbott 222 South Riverside Plaza Chicago, IL 60606-5808	Director and Chief Operating Officer	None
John Shields 101 California Street San Francisco, CA 94111-5802	Director and Vice President	None
Jason Vassil 222 South Riverside Plaza Chicago, IL 60606-5808	Director and Vice President	None
Michelle Reuter 222 South Riverside Plaza Chicago, IL 60606-5808	Vice President	None
Joel (JJ) Wilczewski 222 South Riverside Plaza Chicago, IL 60606-5808	Vice President	None
Rheeza Ramos 875 Third Avenue New York, NY 10022-6225	Chief Financial Officer and Treasurer	None
Nicole Chelel 875 Third Avenue New York, NY 10022-6225	Chief Compliance Officer	None
Christian Rijs 875 Third Avenue New York, NY 10022-6225	Anti-Money Laundering Compliance Officer	Anti-Money Laundering Compliance Officer
Rich Kircher 875 Third Avenue New York, NY 10022-6225	Deputy Anti-Money Laundering Compliance Officer	Deputy Anti-Money Laundering Compliance Officer
Maci Joplin 5201 Gate Parkway Jacksonville, FL 32256-7284	Secretary	None
Ciara Crawford 875 Third Avenue New York, NY 10022-6225	Assistant Secretary	Assistant Secretary

(c)
Not applicable.
Item 33. Location of Accounts and Records
The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:
Advisor and Administrator (Accounting Agent, as applicable)	DWS Investment Management Americas, Inc. 875 Third Avenue New York, NY 10022-6225
DWS Investment Management Americas, Inc. 100 Summer Street Boston, MA 02110-2146
DWS Investment Management Americas, Inc. 5201 Gate Parkway Jacksonville, FL 32256-7284
Sub-Advisor	Northern Trust Investments, Inc. 50 South LaSalle Street Chicago, IL, USA 60603-1008
Custodian and Sub-Administrator (Sub-Accounting Agent, as applicable)	State Street Bank and Trust Company State Street Financial Center One Congress Street, Suite 1 Boston, MA 02114-2016
Sub-Transfer Agent	SS&C GIDS, Inc. 333 West 11th Street Kansas City, MO 64105-1628
Placement Agent	DWS Distributors, Inc. 222 South Riverside Plaza Chicago, IL 60606-5808
Storage Vendor	Iron Mountain Incorporated 12646 NW 115th Avenue Medley, FL 33178-3179
Item 34. Management Services
Not applicable.
Item 35. Undertakings
Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, DEUTSCHE DWS EQUITY 500 INDEX PORTFOLIO, has duly caused this Amendment No. 41 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized in the City of New York and the State of New York, on the 22nd day of April 2026.

DEUTSCHE DWS EQUITY 500 INDEX PORTFOLIO

By: /s/Hepsen Uzcan

       Hepsen Uzcan*

       President

*By:

/s/Caroline Pearson

Caroline Pearson**

Chief Legal Officer

**       Attorney-in-fact pursuant to the powers of attorney that are incorporated herein by reference to Post-Effective Amendment No. 32, as filed on July 2, 2018 to the Registration Statement.

DEUTSCHE DWS EQUITY 500 INDEX PORTFOLIO
EXHIBIT INDEX
(h)(12)
(j)
(p)(1)
(p)(2)